                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                        ADVANCED ENERGY INDUSTRIES, INC.

                           ADVANCED ENERGY JAPAN K.K.

                               AERA JAPAN LIMITED

                                       AND

                   CERTAIN STOCKHOLDERS OF AERA JAPAN LIMITED

                             Dated November 16, 2001


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                                TABLE OF CONTENTS



1.       PURCHASE AND SALE OF THE SHARES..........................................................................1

   1.1   PURCHASE OF THE SHARES FROM THE STOCKHOLDERS.............................................................1
   1.2   FURTHER ASSURANCES.......................................................................................1
   1.3   PURCHASE PRICE FOR THE SHARES............................................................................2
   1.4   ADJUSTMENTS TO THE BASE PRICE............................................................................2
   1.5   CLOSING..................................................................................................3
   1.6   STOCKHOLDERS' REPRESENTATIVE.............................................................................3
   1.7   CURRENCY.................................................................................................4

2.       REPRESENTATIONS OF THE STOCKHOLDERS REGARDING THE SHARES.................................................4

   2.1   OWNERSHIP OF SHARES......................................................................................5
   2.2   AUTHORITY................................................................................................5
   2.3   NONCONTRAVENTION.........................................................................................5
   2.4   ENGLISH LANGUAGE AGREEMENT...............................................................................5

3.       REPRESENTATIONS OF THE STOCKHOLDERS AND THE COMPANY REGARDING THE COMPANY................................6

   3.1   ORGANIZATION.............................................................................................6
   3.2   CAPITALIZATION OF THE COMPANY............................................................................6
   3.3   SUBSIDIARIES.............................................................................................6
   3.4   AUTHORIZATION............................................................................................7
   3.5   FINANCIAL STATEMENTS.....................................................................................8
   3.6   ABSENCE OF UNDISCLOSED LIABILITIES.......................................................................9
   3.7   LITIGATION...............................................................................................9
   3.8   INSURANCE...............................................................................................10
   3.9   PERSONAL PROPERTY.......................................................................................10
   3.10  INTANGIBLE PROPERTY.....................................................................................11
   3.11  LEASES..................................................................................................12
   3.12  REAL ESTATE.............................................................................................13
   3.13  INVENTORY...............................................................................................15
   3.14  ACCOUNTS RECEIVABLE.....................................................................................15
   3.15  TAX MATTERS.............................................................................................15
   3.16  BOOKS AND RECORDS.......................................................................................16
   3.17  CONTRACTS AND COMMITMENTS...............................................................................16
   3.18  COMPLIANCE WITH AGREEMENTS AND LAWS.....................................................................18
   3.19  EMPLOYEE RELATIONS......................................................................................19
   3.20  EMPLOYEE BENEFIT PLANS..................................................................................21
   3.21  ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................................21
   3.22  CUSTOMERS; MARKET LEADERSHIP............................................................................23
   3.23  SUPPLIERS...............................................................................................23
   3.24  WARRANTY AND PRODUCT LIABILITY CLAIMS...................................................................23
   3.25  PREPAYMENTS AND DEPOSITS................................................................................24
   3.26  INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND STOCKHOLDERS...........................................24
   3.27  BANKING FACILITIES......................................................................................24
   3.28  POWERS OF ATTORNEY AND SURETYSHIPS......................................................................24
   3.29  CONFLICTS OF INTEREST...................................................................................24
   3.30  REGULATORY APPROVALS....................................................................................25
   3.31  DISCLOSURE..............................................................................................25
   3.32  ENGLISH LANGUAGE AGREEMENT..............................................................................25

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
4.       REPRESENTATIONS OF THE BUYER AND THE PARENT.............................................................25

   4.1   ORGANIZATION AND AUTHORITY..............................................................................26
   4.2   CAPITALIZATION OF THE PARENT............................................................................26
   4.3   AUTHORIZATION...........................................................................................26
   4.4   REGULATORY APPROVALS....................................................................................27
   4.5   PARENT REPORTS AND FINANCIAL STATEMENTS.................................................................27
   4.6   INVESTMENT REPRESENTATION...............................................................................27

5.       ACCESS TO INFORMATION; PUBLIC ANNOUNCEMENTS.............................................................27

   5.1   ACCESS TO MANAGEMENT, PROPERTIES AND RECORDS............................................................27
   5.2   PUBLIC ANNOUNCEMENTS....................................................................................28
   5.3   INFORMATION TO MINORITY STOCKHOLDERS....................................................................28

6.       PRE-CLOSING COVENANTS...................................................................................28

   6.1   CONDUCT OF BUSINESS.....................................................................................28
   6.2   ABSENCE OF MATERIAL CHANGES.............................................................................28
   6.3   DELIVERY OF INTERIM FINANCIAL STATEMENTS................................................................30
   6.4   COMMUNICATIONS WITH CUSTOMERS AND SUPPLIERS.............................................................31
   6.5   COMPLIANCE WITH LAWS....................................................................................31
   6.6   CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES.......................................................31
   6.7   CONTINUING OBLIGATION TO INFORM.........................................................................31
   6.8   EXCLUSIVE DEALING.......................................................................................31
   6.9   REPORTS, TAXES..........................................................................................32

7.       BEST EFFORTS TO OBTAIN SATISFACTION OF CONDITIONS AND CONTINUATION OF CREDIT............................32

8.       CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE PARENT...................................................32

   8.1   CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND THE COMPANY; COMPLIANCE WITH
         COVENANTS AND OBLIGATIONS...............................................................................32
   8.2   NO MATERIAL ADVERSE CHANGE..............................................................................32
   8.3   GOVERNMENTAL APPROVALS..................................................................................32
   8.4   CONSENT OF LESSORS AND OTHER THIRD PARTIES..............................................................33
   8.5   ADVERSE PROCEEDINGS.....................................................................................33
   8.6   OPINION OF COUNSEL......................................................................................33
   8.7   NON-COMPETITION AGREEMENTS..............................................................................33
   8.8   ENVIRONMENTAL REPORT....................................................................................33
   8.9   CUSTOMER RELATIONSHIPS..................................................................................33
   8.10  SATISFACTORY NOVEMBER 2001 FINANCIAL STATEMENTS.........................................................34
   8.11  EXERCISE OF WARRANT.....................................................................................34
   8.12  REPAYMENT OF AOYAMA LOANS...............................................................................34
   8.13  AOYAMA INDEMNIFICATION AGREEMENT........................................................................34
   8.14  SALE OF SHARES OF COMMON STOCK BY SELLING MINORITY STOCKHOLDERS.........................................34
   8.15  CLOSING DELIVERIES......................................................................................35

9.       CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS...........................................................36

   9.1   CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE PARENT; COMPLIANCE WITH COVENANTS
         AND OBLIGATIONS.........................................................................................36
   9.2   CORPORATE PROCEEDINGS...................................................................................36
   9.3   GOVERNMENTAL APPROVALS..................................................................................36
   9.4   CONSENTS OF LESSORS AND OTHER THIRD PARTIES; RELEASE OF GUARANTEE.......................................37
   9.5   ADVERSE PROCEEDINGS.....................................................................................37
   9.6   DIRECTORS' AND STATUTORY AUDITOR'S RELEASES.............................................................37
   9.7   OPINION OF COUNSEL......................................................................................37
   9.8   CLOSING DELIVERIES......................................................................................37

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
10.      INDEMNIFICATION.........................................................................................38

   10.1  BY THE STOCKHOLDERS AND THE COMPANY.....................................................................38
   10.2  BY THE BUYER AND THE PARENT.............................................................................39
   10.3  CLAIMS FOR INDEMNIFICATION..............................................................................39
   10.4  DEFENSE.................................................................................................40
   10.5  PAYMENT OF INDEMNIFICATION OBLIGATION...................................................................40
   10.6  SURVIVAL OF REPRESENTATIONS; CLAIMS FOR INDEMNIFICATION.................................................41

11.      POST-CLOSING AGREEMENTS.................................................................................42

   11.1  PROPRIETARY INFORMATION.................................................................................42
   11.2  NO SOLICITATION OR HIRING OF FORMER EMPLOYEES...........................................................42
   11.3  SEVERANCE PAYMENT.......................................................................................43
   11.4  COMPENSATION OF THE CONTINUING DIRECTORS................................................................43
   11.5  DECEMBER 2001 FINANCIAL STATEMENTS......................................................................43

12.      TERMINATION OF AGREEMENT; OPTION TO PROCEED; DAMAGES....................................................44

   12.1  TERMINATION BY LAPSE OF TIME............................................................................44
   12.2  TERMINATION BY AGREEMENT OF THE PARTIES.................................................................44
   12.3  TERMINATION BY REASON OF BREACH.........................................................................44
   12.4  OPTION TO PROCEED.......................................................................................44
   12.5  AVAILABILITY OF REMEDIES AT LAW.........................................................................45

13.      DISPUTE RESOLUTION......................................................................................45

   13.1  GENERAL.................................................................................................45
   13.2  CONSENT OF THE PARTIES..................................................................................45
   13.3  ARBITRATION.............................................................................................45

14.      BROKERS.................................................................................................46

   14.1  FOR THE STOCKHOLDERS, THE COMPANY AND THE SUBSIDIARIES..................................................46
   14.2  FOR THE BUYER...........................................................................................47

15.      NOTICES.................................................................................................47

16.      SUCCESSORS AND ASSIGNS..................................................................................48

17.      ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS...............................................................48

18.      SEVERABILITY............................................................................................49

19.      INVESTIGATION OF THE PARTIES............................................................................49

20.      EXPENSES................................................................................................49

21.      LEGAL FEES..............................................................................................49

22.      PARENT'S COMMITMENT.....................................................................................50

23.      GOVERNING LAW...........................................................................................50

24.      SECTION HEADINGS........................................................................................50

25.      COUNTERPARTS............................................................................................50

EXHIBITS

Exhibit A          Form of Minority Stock Purchase Agreement
Exhibit B          Escrow Agreement
Exhibit C-1        Opinions of Hatasawa & Wakai
Exhibit C-2        Opinions of Fulbright & Jaworski
Exhibit D          Forms of Non-Competition Agreements
Exhibit E          Form of Release Letter
Exhibit F-1        Opinions of Mitsui, Yasuda, Wani & Maeda
Exhibit F-2        Opinions of Thelen Reid & Priest LLP

SCHEDULES

Schedule I         Stockholders
Schedule II        Minority Stockholders
Schedule 2.1       Exceptions re Ownership of Shares
Schedule 2.3       Stockholder Consents
Schedule 3.2       Options
Schedule 3.3       Subsidiaries and Affiliated Entities
Schedule 3.4       Company Consents
Schedule 3.6       Liabilities
Schedule 3.7       Litigation
Schedule 3.8       Insurance
Schedule 3.9       Personal Property
Schedule 3.10      Intangible Property
Schedule 3.11      Leases
Schedule 3.12A     Real Property
Schedule 3.12B     Liens and Encumbrances
Schedule 3.13      Inventory
Schedule 3.14      Accounts Receivable
Schedule 3.15      Tax Matters
Schedule 3.17      Contracts
Schedule 3.18A     Permits
Schedule 3.18B     Permits Requiring Amendment to Transfer
Schedule 3.19      Directors, Officers and Employees
Schedule 3.20      Employee Benefit Plans
Schedule 3.21      Changes and Events Since June 30, 2001
Schedule 3.22      Customers
Schedule 3.23      Suppliers
Schedule 3.24      Warranty and Product Liability Claims
Schedule 3.25      Prepayments and Deposits
Schedule 3.26      Indebtedness to and from Officers, Directors and Stockholders
Schedule 3.27      Banking Facilities
Schedule 3.28      Powers of Attorney and Suretyships
Schedule 3.29      Conflicts of Interest
Schedule 3.30      Regulatory Approvals
Schedule 4.3       Buyer and Parent Consents
Schedule 9.4       Guarantee Obligations
Schedule 11.3      Severance Arrangements
Schedule 11.4      Compensation of Continuing Directors

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of the 16th day of November, 2001, by and among Advanced Energy Industries, Inc., a Delaware corporation with its principal office at 1625 Sharp Point Drive, Fort Collins, Colorado 80525 (the "Parent"), Advanced Energy Japan K.K., a Japanese corporation with its principal office at Towa Edogawabashi Building, 347, Yamabuki-cho, Shinjuku-ku, Tokyo, Japan (or such other entity designated by the Parent, the "Buyer"), Aera Japan Limited, a Japanese corporation with its principal office at 2971-8, Ishikawa-Cho, Hachioji-Shi, Tokyo, Japan (the "Company"), and the stockholders of the Company listed on Schedule I attached hereto (the "Stockholders").

                             Preliminary Statements

                  1. Each of the Stockholders owns, or has the right to purchase, as indicated, the number of the issued and outstanding shares (collectively, the "Shares") of the common stock, Y.500 par value per share (the "Common Stock"), of the Company set forth opposite such Stockholder's name on
Schedule I.

                  2. The Buyer desires to purchase, and the Stockholders desire to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

                  3. Simultaneously with the Closing (as defined in Section 1.1 below), the Buyer shall purchase, pursuant to Minority Stock Purchase Agreements, the form of which is attached hereto as Exhibit A ("Minority Stock Purchase Agreement"), from some or all of the stockholders of the Company set forth on Schedule II attached hereto (the "Minority Stockholders") the shares of Common Stock held by such Minority Stockholders (the "Minority Shares"). The Shares and the Minority Shares together shall represent at least 97.1% of the outstanding capital stock of the Company. The Minority Stockholders who agree to sell Minority Shares to the Buyer are referred to herein as the "Selling Minority Stockholders."

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. PURCHASE AND SALE OF THE SHARES.

                  1.1 PURCHASE OF THE SHARES FROM THE STOCKHOLDERS. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Stockholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Stockholder, all the Shares owned by such Stockholder, as set forth opposite such Stockholder's name on Schedule
I. At the Closing, each Stockholder shall deliver to the Buyer certificates evidencing the Shares owned by such Stockholder.

                  1.2 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, each of the Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request to effect the transfer, conveyance and assignment of the Shares to the Buyer, to register the Buyer's name in the Company's stockholders' register, to confirm the Buyer's title to all of the Shares owned by such Stockholder immediately prior to the Closing, to put the Buyer in actual possession and operating control of the assets, properties and business of the Company and the Subsidiaries (as defined in Section 3.3 hereof), to assist the Buyer in exercising all rights with respect thereto and otherwise to carry out the full purpose and intent of this Agreement.

                  1.3 PURCHASE PRICE FOR THE SHARES.

                           (a) The purchase price per Share shall be cash in an
amount equal to Y.5,784,000,000 subject to any Adjustments (as defined in Section 1.4) (the "Base Price"), divided by the aggregate number of shares of Common Stock outstanding as of the Closing (such per Share price multiplied by the total number of Shares, the "Purchase Price"). The Shares underlying the Aoyama Warrant (as defined in Section 8.11) shall be deemed to be outstanding as of the Closing, for purposes of calculating the Purchase Price.

                           (b) At the Closing, except as provided pursuant to
the Indemnification Agreement dated as of the date hereof between the Buyer and Hisanori Aoyama (the "Aoyama Indemnification Agreement"), the Buyer shall deliver the Purchase Price, less the Escrow Amount (as defined in paragraph (c) below), to the Stockholders by wire transfer of immediately available funds in Japanese yen to the accounts that shall be designated by the Stockholders at least 5 business days prior to the Closing, provided that no Stockholder shall designate more than one account to which such Stockholder's funds are to be delivered. The yen amount to be delivered to each Stockholder, assuming no Adjustments are made, is set forth on Schedule I.

                           (c) At the Closing, the Buyer shall deliver to State
Street Bank and Trust Company, as escrow agent ("Escrow Agent") cash in an amount equal to twelve percent (12%) of the Purchase Price (the "Escrow Amount"), to be held in an account (the "Reserve Account") pursuant to the terms of an escrow agreement among the Buyer, the Stockholders and the Escrow Agent in the form attached hereto as Exhibit B (the "Escrow Agreement"), to satisfy all or part of any claims for indemnity pursuant to Section 10 hereof.

                           (d) The Escrow Amount shall be deducted pro rata from
the portion of the Purchase Price payable to each Stockholder, it being understood that, for purposes of calculating each Stockholder's pro rata share of the Escrow Amount, the portion of the Purchase Price payable to Hisanori Aoyama shall be determined without regard to the Aoyama Indemnification Agreement. Each Stockholder's proportionate share of the Escrow Amount is set forth on Schedule I.

                  1.4 ADJUSTMENTS TO THE BASE PRICE. The Base Price shall be adjusted as follows (each an "Adjustment" and, collectively, "Adjustments"):

                           (a) If the Company's stockholders' equity as of
November 30, 2001 (as reflected in the November 2001 Financial Statements, as defined in Section 6.3) is less than Y.3.0 billion, and if the Buyer elects (in its sole discretion) to complete the purchase of the Shares, then the Base Price shall be reduced by the amount of the shortfall.

                           (b) If Section 12.4 is applicable, the Base Price
shall be adjusted as set forth therein.

                  1.5 CLOSING. The Closing shall take place at the offices of Mitsui, Yasuda, Wani & Maeda, Akasaka 2.14 Plaza Building, 14-32, Akasaka 2-chome, Minatu-ku, Tokyo, Japan at 10:00 a.m., Tokyo Time, on January 10, 2002, or at such other place, time or date as may be mutually agreed upon in writing by the parties. The above-referenced scheduled date for the Closing, or such other date as may be mutually agreed upon in writing by the parties, is hereinafter referred to as the "Closing Date."

                  1.6 STOCKHOLDERS' REPRESENTATIVE.

                           (a) In order to administer efficiently (i) the
determination of the Adjustment Amount (as defined in Section 12.4 hereof), (ii) waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, (iii) the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyer or the Company pursuant to Section 10 hereof, and (iv) any rights or obligations of the Stockholders pursuant to this Agreement or the Escrow Agreement, the Stockholders hereby designate Hisanori Aoyama as their representative (the "Stockholders' Representative").

                           (b) The Stockholders hereby authorize the
Stockholders' Representative (i) to make all decisions relating to the determination of the Adjustment Amount, (ii) to take all action necessary in connection with the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyer or the Company pursuant to Section 10 hereof, (iii) to give and receive all notices required to be given under this Agreement, and (iv) to take any and all additional action as is contemplated, permitted or required by the terms of this Agreement or the Escrow Agreement to be taken by or on behalf of the Stockholders.

                           (c) In the event that the Stockholders'
Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Stockholders (or their respective successors, heirs or executors) holding, prior to the Closing, a majority of the Shares as set forth on Schedule I shall promptly select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement.

                           (d) All decisions and actions by the Stockholders'
Representative, including, without limitation, any agreement between the Stockholders' Representative and the Buyer relating to the determination of the Adjustment Amount or the defense or settlement of any claims for which the Stockholders may be required to indemnify the Buyer and/or the Company pursuant to Section 10 hereof, shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

                           (e) By their execution of this Agreement, the
Stockholders agree that:

                                   (i) the Buyer and the Parent shall be able to
rely conclusively on the instructions and decisions of the Stockholders' Representative as to the determination of the Adjustment Amount, the settlement of any claims for indemnification by the Buyer or the Company pursuant to
Section 10 hereof, the taking of any action pursuant to the Escrow Agreement or as to any other actions authorized to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against the Buyer or the Parent for any action taken by the Buyer or the Parent in reliance upon the instructions or decisions of the Stockholders' Representative;

                                   (ii) all actions, decisions and instructions
of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders, and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement or the Escrow Agreement;

                                   (iii) the provisions of this Section 1.6 are
independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

                                   (iv) money damages for any breach of the
provisions of this Section 1.6 would be inadequate;

                                   (v) the provisions of this Section 1.6 shall
be binding upon the executors, heirs, legal representatives and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholder's or Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise; and

                                   (vi) the Stockholders' Representative shall
have the right, power and authority to execute and deliver on behalf of each Stockholder the Escrow Agreement and any other agreements, certificates and instruments contemplated by this Agreement or necessary or appropriate to facilitate the Closing.

                           (f) All fees and expenses incurred by the
Stockholders' Representative shall be paid by the Stockholders in proportion to their ownership of Shares as set forth on Schedule I.

                  1.7 CURRENCY. All references herein to "dollars" or "$" shall refer to the currency of the United States, and all references herein to "yen" or "Y." shall refer to the currency of Japan. Amounts given in this Agreement in yen shall include amounts in other currencies, on an as-converted-to-yen basis, based upon the applicable exchange rate, as quoted by The Wall Street Journal, on the date of this Agreement.

         2. REPRESENTATIONS OF THE STOCKHOLDERS REGARDING THE SHARES.

         Each Stockholder severally represents and warrants to the Buyer and the Parent as follows:

                  2.1 OWNERSHIP OF SHARES. Except as set forth in Schedule 2.1, such Stockholder has good and marketable title, free and clear of any and all Share Encumbrances (as defined below), to all of the Shares listed on Schedule I as being owned by such Stockholder. The Shares listed opposite such Stockholder's name on Schedule I constitute all of the shares of capital stock of the Company beneficially owned by such Stockholder. Subject to approval by the Board of Directors of the Company pursuant to the Company's Articles of Incorporation, which approval has been (or on or prior to the Closing will have been) obtained, such Stockholder has the full right, power and authority to transfer, convey and deliver to the Buyer at the Closing the Shares owned by such Stockholder and, upon consummation of the sale of the Shares contemplated hereby, the Buyer will acquire from such Stockholder good and marketable title to such Shares, free and clear of all Share Encumbrances. "Share Encumbrances" means any title defect, liens, charges, claims, options, pledges, voting trusts, proxies, stockholder or similar agreements, security interests, mortgages, encumbrances or restrictions of any kind, other than applicable securities law restrictions and restrictions under the Company's Articles of Incorporation.

                  2.2 AUTHORITY. Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes valid and legally binding obligations of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  2.3 NONCONTRAVENTION. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby will: (i) conflict with or violate any provision of (A) the Articles of Incorporation, Share Handling Regulation or Regulations of the Board of Directors of the Company or (B) the articles of incorporation, certificate of incorporation, bylaws or other charter documents of any of its Subsidiaries (as defined in Section 3.3 hereof); (ii) except as set forth in Schedule 2.3, require on the part of such Stockholder any filing with, or any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency except where the failure to obtain the same will not have a material adverse effect on the Shares, Buyer's rights and title thereto or the transactions contemplated hereby; (iii) result in the imposition of any Share Encumbrance upon the Shares owned by such Stockholder; or (iv) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to such Stockholder or to the Shares owned by such Stockholder.

                  2.4 ENGLISH LANGUAGE AGREEMENT. This Agreement has been prepared in English. Any translations of this Agreement or any portion thereof have been for reference purposes only and shall not control the content or interpretation of any provision of this Agreement. The Stockholder either (a) has a sufficient command of the English language to understand the full intent of each provision of this Agreement or (b) has consulted with such Stockholder's advisors who have such command of the English language to ensure that such Stockholder understands the full intent of each provision of this Agreement.

         3. REPRESENTATIONS OF THE STOCKHOLDERS AND THE COMPANY REGARDING THE COMPANY.

         Each of the Stockholders and the Company, jointly and severally, represents and warrants to the Buyer that:

                  3.1 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of Japan, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. A certified copy of the Articles of Incorporation of the Company, as amended to date, has been previously delivered to the Buyer, is complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

                  3.2 CAPITALIZATION OF THE COMPANY. The Company's authorized capital stock consists of 250,000 shares of Common Stock, Y.500 par value per share, of which 68,000 shares are issued and outstanding on the date hereof and 73,000 shares shall be issued and outstanding immediately prior to the Closing, and, in each case, held of record and beneficially by the Stockholders and Minority Stockholders. All such issued and outstanding shares of Common Stock have been, and on the Closing Date will be, duly and validly issued and are, and on the Closing Date will be, fully paid and non-assessable. Except as set forth in Schedule 3.2 attached hereto, there are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company; (ii) any securities issued by the Company convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company. No other type of stock (other than common stock) of the Company is issued and outstanding. The Company holds no shares of the issued and outstanding shares of Common Stock in the treasury of the Company. The Company has complied in full with the Japanese Corporation Law and other applicable laws with respect to the provision to its stockholders of corporate, financial and other information.

                  3.3 SUBSIDIARIES.

                           (a) Schedule 3.3 attached hereto sets forth:

                                   (i) the name and percentage ownership by the
Company of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing more than 50% of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries");

                                   (ii) the name and percentage ownership by any
Stockholder of each corporation, partnership, joint venture or other entity in which such Stockholder has, directly or indirectly, an equity interest representing more than 50% of the capital stock thereof or other equity interests therein, which has or at any time in the past five years has had a relationship with the Company or any of the Subsidiaries (individually, an "Affiliated Entity" and collectively, the "Affiliated Entities");

                                   (iii) the jurisdiction of incorporation or
organization, capitalization and ownership of each Subsidiary and Affiliated Entity;

                                   (iv) the names of the officers, directors,
partners and members (as the case may be) of each Subsidiary and Affiliated Entity; and

                                   (v) the jurisdictions in which each
Subsidiary and Affiliated Entity is qualified or holds licenses to do business as a foreign corporation or other foreign entity.

                           (b) Except as set forth in Schedule 3.3, the Company
owns of record and beneficially all of the outstanding shares of capital stock of each of the Subsidiaries free and clear of all covenants, conditions, restrictions, liens, charges and encumbrances.

                           (c) Each of the Subsidiaries and Affiliated Entities
is a corporation or other entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own its properties and carry on its business as now being conducted. Each of the Subsidiaries and Affiliated Entities is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the Articles of Incorporation, Bylaws (if any) and other governing instruments of the Subsidiaries and Affiliated Entities, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date of such delivery. The Company does not own, directly or indirectly, any capital stock of or other equity interest representing more than 10% of the equity of any corporation, partnership or other entity, other than the Subsidiaries. The shares of capital stock of each Subsidiary as set forth in Schedule 3.3 have been duly and validly issued and are fully paid and non-assessable.

                           (d) Except as set forth in Schedule 3.3, none of the
Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of any of the Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock, or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of any of them.

                  3.4 AUTHORIZATION.

                           (a) The execution and delivery by the Company of this
Agreement and the agreements provided for herein, and the consummation by the Company of all transactions contemplated hereunder and thereunder by the Company, have been or will be prior to the Closing duly authorized by all requisite corporate action, including approval by the Board of Directors of the Company. The board of directors of the Company has duly approved, or prior to the Closing will duly approve, the transfer of the Shares by the Stockholders to the Buyer, in accordance with the Articles of Incorporation of the Company, and such approval as of the Closing will not have been modified or rescinded.

                           (b) This Agreement has been duly executed by the
Company and the Stockholders. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company or any of the Stockholders is a party constitute the valid and legally binding obligations of the Company and the Stockholders, enforceable against them in accordance with their respective terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the exercise of judicial discretion in accordance with general principles applicable and similar remedies.

                           (c) The execution, delivery and performance by the
Company and the Stockholders of this Agreement and the agreements provided for herein, and the consummation by the Company and the Stockholders of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Company or any of the Stockholders; (ii) violate or conflict with any provision of the (A) Articles of Incorporation, Share Handling Regulation or Regulations of the Board of Directors of the Company, or (B) articles of incorporation, certificate of incorporation, bylaws or other charter documents of any of the Subsidiaries;
(iii) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (iv) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any payment or any notice, consent or waiver under, any agreement, instrument, contract or arrangement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries, or any of their properties, is or may be bound, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company or any of the Subsidiaries.

                           (d) Schedule 3.4 attached hereto sets forth a true,
correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Company and the Stockholders of the transactions contemplated by this Agreement.

                  3.5 FINANCIAL STATEMENTS.

                           (a) The Company or the Stockholders have previously
delivered to the Buyer (i) the audited consolidated balance sheet of the Company and the Subsidiaries as of June 30, 2001 (the "Current Balance Sheet") and the related statements of income, stockholders' equity, retained earnings and cash flows of the Company and the Subsidiaries for the fiscal year then ended (the "Current Financial Statements"), and (ii) the audited consolidated balance sheet of the Company and the Subsidiaries as of June 30, 2000 (collectively with the Current Balance Sheet, the "Audited Balance Sheets") and the related statements of income, stockholders' equity, retained earnings and cash flows of the Company and the Subsidiaries for the fiscal year then ended (collectively with the Current Financial Statements, the "Audited Financial Statements"). The Company or the Stockholders have also previously delivered to the Buyer the unaudited consolidated balance sheets of the Company and the Subsidiaries as of March 31, 2000, September 30, 2000, December 31, 2000, March 31, 2001 and the statements of income, stockholders' equity, retained earnings and cash flows of the Company and the Subsidiaries for each of the three month periods then ended (the "Historical Unaudited Financial Statements"). The Audited Financial Statements, the Historical Unaudited Financial Statements and the Interim Financial Statements (as defined in Section 6.3 hereof) are collectively referred to herein as the "Financial Statements." The Audited Financial Statements and the Historical Unaudited Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). The Audited Financial Statements have been audited by Deloitte Touche Tomatsu, the Company's independent public accountants, who issued unqualified Independent Auditor's Reports thereon.

                           (b) The Financial Statements fairly present, or, in
the case of the Interim Financial Statements, will fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Company and the Subsidiaries and the results of operations of the Company's and the Subsidiaries' business for the periods indicated. With respect to contracts and commitments for the sale of goods or the provision of services by the Company and the Subsidiaries, the Audited Financial Statements and the Historical Unaudited Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and an adequate accrual for all appropriate costs and expenses, and the Interim Financial Statements will contain and reflect adequate reserves for all reasonably anticipated material losses and an adequate accrual for all appropriate costs and expenses. The amounts shown, or, in the case of the Interim Financial Statements, which will be shown, as accrued for current and deferred income and other taxes in the Financial Statements are, or, in the case of the Interim Financial Statements, will be, sufficient for the payment of all accrued and unpaid income taxes, interest, penalties, assessments or deficiencies applicable to the Company or any Subsidiary, whether disputed or not, for the applicable period then ended and periods prior thereto.

                           (c) The book value of inventory reflected on the
Audited Balance Sheets, as computed on an average cost method basis, is true and correct and in conformity with GAAP. The related reserves set forth in the footnotes to the Audited Financial Statements are adequate and in conformity with GAAP.

                  3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed on
Schedule 3.6 attached hereto, the Company has no liability or commitment (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), other than (i) the liabilities shown on the Company's Current Balance Sheet, (ii) liabilities, similar in nature to those shown on such balance sheet, which have arisen since June 30, 2001 in the ordinary course of business consistent with past practice including with respect to frequency and amount (the "Ordinary Course of Business") and
(iii) any contractual and other liabilities incurred in the Ordinary Course of Business not required by GAAP to be reflected on a balance sheet.

                  3.7 LITIGATION. Except as set forth on Schedule 3. 7 attached hereto (a) there is no action, suit or proceeding to which the Company or any of the Subsidiaries is a party (either as a plaintiff or defendant) pending or, to the best knowledge of the Company and the

Stockholders, threatened before any court or governmental agency, authority, body or arbitrator and, to the best knowledge of the Company and the Stockholders, there is no basis for any such action, suit or proceeding; (b) neither the Company nor any of the Subsidiaries, nor, to the best knowledge of the Company and the Stockholders, any officer, director or employee of any of the foregoing, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company or any of the Subsidiaries; and
(c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Company or any of the Subsidiaries to take any action of any kind with respect to its business, assets or properties.

                  3.8 INSURANCE. Schedule 3.8 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by the Company or any of the Subsidiaries and of all life insurance policies maintained on the lives of any of their employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims (including pending claims) made under such Insurance Policies. True, correct and complete copies of all Insurance Policies have been previously delivered or disclosed by the Stockholders or the Company to the Buyer. The Insurance Policies are in full force and effect and are in amounts of a nature which are adequate and customary for the Company's and the Subsidiaries' business. All premiums due on the Insurance Policies or renewals thereof have been paid, and there is no default under the Insurance Policies. Except as set forth on Schedule 3.8, neither the Company nor any of the Subsidiaries has received any notice or other communication from any issuer of the Insurance Policies canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Company and the Stockholders, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened. Except as set forth on Schedule 3.8, neither the Company nor any of the Subsidiaries has any outstanding claims or any dispute with any insurance carrier regarding claims, settlements or premiums and neither the Company nor any of the Subsidiaries has failed to give any notice or present any claim under any Insurance Policy in due and timely fashion. There are no outstanding requirements or recommendations by any issuer of the Insurance Policies or by any governmental authority which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company or any of the Subsidiaries.

                  3.9 PERSONAL PROPERTY. Schedule 3.9 attached hereto sets forth
(i) a true, correct and complete list of all items of tangible personal property
(A) owned by the Company or any of the Subsidiaries as of the date hereof having either a net book value per unit or an estimated fair market value per unit in excess of Y.2,400,500; or (B) not owned by the Company or any Subsidiary but in the possession of or used or useful in the business of the Company or any of the Subsidiaries and having rental payments therefor in excess of Y.180,000 per month or Y.1.8 million per year (collectively, the "Personal Property"); and
(ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the

Company or a Subsidiary and the circumstances under which such Property is used. Except as disclosed in Schedule 3.9:

                           (a) with respect to the Personal Property owned by
the Company or any Subsidiary, the Company or the relevant Subsidiary, as the case may be, has good and marketable title to each item of Personal Property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due;

                           (b) no officer, director, stockholder or employee of
the Company or any Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns, or holds any interest in, directly or indirectly, in whole or in part, any of the Personal Property described in Schedule 3.9;

                           (c) each item of Personal Property not owned by the
Company or a Subsidiary is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company or the relevant Subsidiary, as the case may be, and the owner or lessor thereof, the obligations of the Company or the relevant Subsidiary, as the case may be, to such owner or lessor will be discharged;

                           (d) the Personal Property is in good operating
condition and repair, normal wear and tear excepted, is currently used by either the Company or the relevant Subsidiary in the ordinary course of its business and normal maintenance has been consistently performed with respect to the Personal Property; and

                           (e) the Company and the Subsidiaries own or otherwise
have the right to use all of the Personal Property now used or useful in the operation of their business or the use of which is necessary for or useful in the performance of any material contract, letter of intent or proposal to which any of them is a party.

                  3.10 INTANGIBLE PROPERTY. For purposes of this Agreement, "Intangible Property" shall mean all intangible property owned by, or used or useful in connection with the business of, the Company or any of the Subsidiaries, including, but not limited to, trade secrets, know-how, any other confidential information of the Company or any of the Subsidiaries, Japanese and foreign patents, utility models, designs, integrated circuit models, trade names, trademarks, trade name and trademark registrations, domain names and domain name registrations, copyrights and copyright registrations, and applications for any of the foregoing. Schedule 3.10 attached hereto sets forth a true, correct and complete list of (i) all Intangible Property owned by the Company or any Subsidiary that is registrable under applicable law, (ii) all Intangible Property that is owned by a party other than the Company or the Subsidiaries, and (iii) all licenses or similar agreements or arrangements to which the Company or any of the Subsidiaries is a party, either as licensee or licensor, with respect to the Intangible Property. Except as otherwise disclosed in Schedule 3.10:

                           (a) with respect to Intangible Property owned by the
Company or a Subsidiary, the Company or the relevant Subsidiary, as the case may be, is the sole and exclusive owner of all right, title and interest in and to the Intangible Property and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims;

                           (b) the Company or the relevant Subsidiary, as the
case may be, has the right and authority to use, and to continue to use after the Closing, the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

                           (c) none of the Company, the Subsidiaries or any of
the Stockholders has received notice of, or has any knowledge of any basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against the Company or any of the Subsidiaries that any of the operations, activities, products, services or publications of the Company or any of the Subsidiaries or any of their customers or distributors infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that the Company or any of the Subsidiaries is illegally or otherwise using the trade secrets, formulae or property rights of others;

                           (d) there are no outstanding, nor to the best
knowledge of the Company and the Stockholders, any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 3.10 or with respect to infringement by a third party of any of the Intangible Property;

                           (e) the Intangible Property owned or licensed by the
Company or the relevant Subsidiary, as the case may be, is sufficient to conduct the Company's or the relevant Subsidiary's business, as the case may be, as presently conducted;

                           (f) the Company or the relevant Subsidiary, as the
case may be, has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property and the continued use of the Intangible Property;

                           (g) no officer, director, stockholder or employee of
the Company or any Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns, or holds any interest in, directly or indirectly, in whole or in part, any of the Intangible Property; and

                           (h) none of the Company, the Subsidiaries or any
Stockholder has any knowledge that any third party is infringing, will infringe or is threatening to infringe upon or otherwise violate any of the Intangible Property in which the Company or any Subsidiary has ownership rights.

                  3.11 LEASES. Schedule 3.11 attached hereto sets forth (a) a true, correct and complete list as of the date hereof of all leases, rental agreements and licenses for the use of real property, identifying separately each lease, rental agreement and license, to which the Company or any of the Subsidiaries is a party (collectively, the "Leases"). True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Stockholders or the Company to the Buyer. The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 3.11, have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder. Except as set forth on Schedule 3.11, there has not occurred any event which would constitute a material breach of or default in the performance of any covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a material breach or default. Neither the Company nor any of the Subsidiaries is obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule 3.11, will not have any obligation to pay any leasing or brokerage commission upon the renewal of any Lease. Except as set forth on Schedule 3.11, no construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Company or any of the Subsidiaries. The Financial Statements contain adequate reserves to provide for the restoration of the property subject to the Leases at the end of the respective Lease terms, to the extent required by the Leases and based on currently available information.

                  3.12 REAL ESTATE.

                           (a) Schedule 3.12A attached hereto contains a true,
correct and complete list of (i) the addresses and legal descriptions of all real property owned by the Company or any Subsidiary (the "Real Estate"), (ii) the current use of each piece of Real Estate, including the names and positions of each of the occupants, if any, and (iii) all liabilities, liens, encumbrances, easements, restrictions, reservations, tenancies, agreements or other obligations affecting the Real Estate (collectively, the "Exceptions"). On the Closing Date, the Company or the relevant Subsidiary, as the case may be, will have good, clear, record and marketable title to the Real Estate, free and clear of all such Exceptions, other than the permitted exceptions set forth on
Schedule 3.12B (the "Permitted Exceptions").

                           (b) Except as set forth on Schedule 3.12A, no work
has been performed on or materials supplied to the Real Estate within any applicable statutory period which could give rise to mechanics or materialman's liens that can be enforced against the Real Estate.

                           (c) There is no pending or threatened condemnation or
eminent domain proceeding with respect to the Real Estate.

                           (d) Except as set forth on Schedule 3.12A, there are
no taxes or betterment assessments other than ordinary real estate taxes pending or payable against the Real Estate and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Real Estate, and there are no taxes or levies, permit fees or connection fees which must be paid respecting existing curb cuts, sewer hookups, water-main hookups or services of a like nature.

                           (e) The Real Estate is legally subdivided and
consists of separate tax lots so that it is assessed separate and apart from any other property.

                           (f) Except as set forth on Schedule 3.12A, all
installation charges of all utility systems have been fully paid and all outstanding service charges therefor have been paid by the Company or the relevant Subsidiary, as the case may be. Neither the Company nor any of the Subsidiaries has experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required in the operation of its business.

                           (g) Except as set forth on Schedule 3.12A, the Real
Estate is not located in any special flood hazard area designated by any governmental authority, agency or instrumentality having jurisdiction over the Real Estate (collectively, "Governmental Agencies").

                           (h) The Real Estate complies with the requirements of
all building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable statutes, laws, codes, ordinances, rules, orders, regulations, decrees and judgments (collectively, the "Governmental Regulations") of any and all Governmental Agencies. The Company and its Subsidiaries have obtained, and the Stockholders or the Company have previously provided the Buyer with copies of, all consents, permits, licenses and approvals required by such Governmental Regulations. Such consents, permits, licenses, variances and approvals are in full force and effect and have been properly and validly issued. Neither the Company nor any Subsidiary is aware of any fact, condition or reason for believing that any Permit will not be renewable on expiration. There is no action pending or threatened by any Governmental Agencies claiming that the Real Estate violates any Governmental Regulations or threatening to shut down or restrict the operations of the business of the Company or any of the Subsidiaries.

                           (i) There are no suits, petitions, notices or
proceedings pending, given or threatened by any persons or Governmental Agencies before any court, Governmental Agencies or instrumentalities, administrative or otherwise, which if given, commenced or concluded would have or could be expected to have, an adverse effect on the business, assets, operations or prospects of the Company and its Subsidiaries, individually or taken as a whole (a "Material Adverse Effect").

                           (j) Neither the Company nor any of the Subsidiaries
has received notice from any insurer of the Real Estate threatening to cancel any insurance coverage or requiring any changes or corrective work to the Real Estate which has not been satisfied.

                           (k) All of the buildings, fixtures and other
improvements located on the Real Estate are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation.

                           (l) Schedule 3.12A sets forth a true, correct and
complete list of all title insurance policies, surveys, engineering reports, hazardous waste reports, environmental studies, investigations and audits prepared with respect to property currently or formerly owned, leased, operated or controlled by the Company or any Subsidiary, copies of which have previously been delivered by the Stockholders or the Company to the Buyer. Schedule 3.12B sets forth a true, correct and complete list of all reports, audits, investigations, surveys and studies concerning the environmental status of property currently or formerly owned, leased, operated or controlled by the Company or any Subsidiary of which the Company or any Subsidiary has knowledge, but does not possess.

                  3.13 INVENTORY. Except as set forth on Schedule 3.13, the inventory of the Company and the Subsidiaries (the "Inventory") consists of items of a quality and quantity which are usable or saleable within one year without discount in the ordinary course of the business conducted by the Company and the Subsidiaries. The value of all items of obsolete materials and of materials of below standard quality have been written down to realizable market value. The values at which the Inventory is carried reflect the normal inventory valuation policy of the Company and the Subsidiaries of stating inventory at the average cost method, and such valuation policy as applied is in accordance with GAAP.

                  3.14 ACCOUNTS RECEIVABLE. Schedule 3.14 attached hereto sets forth a true, correct and complete list of the accounts and notes receivable of the Company and the Subsidiaries as of September 30, 2001. All of the Company's current accounts receivable arose out of the sales of inventory or services in the Ordinary Course of Business and are collectible in the face value thereof within 120 days after the date of invoice, using normal collection procedures, net of the reserve for doubtful accounts set forth thereon, which reserve is adequate and was determined in accordance with GAAP. Receipt by the Company of a promissory note relating to an account receivable shall deem the account "collected" as of the date of receipt for purposes of this representation and warranty, provided that (a) since November 1, 2000, the maker of the promissory note shall not have defaulted, or failed to timely make any payment, on such promissory note or any other promissory note delivered by such maker to the Company or a Subsidiary (other than any failure to pay an immaterial amount, which failure was cured within 15 days thereafter) and (b) the full amount of the promissory note is paid to the Company within 150 days after the date the promissory note is received by the Company.

                  3.15 TAX MATTERS.

                           (a) Except as set forth on Schedule 3.15 attached
hereto, the Company and each of the Subsidiaries has, in a timely manner, filed all tax returns and reports which are necessary or required for the conduct of its respective business (the "Tax Returns"), and the Tax Returns properly reflect the Taxes (as defined below) due for the periods covered thereby. All Taxes have been properly and fully paid to the extent due and payable. "Taxes" shall mean all governmental charges or impositions of each and every kind, regardless of whether measured by properties, assets, wages, gross or net income, profits, capital gains or otherwise.

                           (b) The Company has set up adequate reserves or
provisions (in accordance with GAAP) for the payment of Taxes not yet due and payable in respect of all periods covered by the Tax Returns and all Taxes payable or anticipated to be payable for any and all periods ending on or before the Closing Date which are not covered by the Tax Returns.

                           (c) Except as set forth in Schedule 3.15, there are
no disputes or disagreements pending or contemplated with any tax authorities regarding liability which could exceed Y.12 million in the aggregate or, to the best of the knowledge of the Stockholders, potential liability for any Tax (including penalties and interest) recoverable from the Company or any Subsidiary or regarding the availability to the Company or any Subsidiary of any relief from Tax, which liability could exceed Y.12 million in the aggregate.

                           (d) All documents which are liable to stamp duty and
under which the Company or any Subsidiary has any right have been properly stamped.

                  3.16 BOOKS AND RECORDS. The general ledgers and books of account of the Company and the Subsidiaries are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

                  3.17 CONTRACTS AND COMMITMENTS.

                           (a) Schedule 3.17 attached hereto contains a true,
complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"), which, except for Contracts listed pursuant to Sections 3.17(a)(viii) through (x) below, involve payments or receipts by the Company or any of the Subsidiaries of more than Y.2.4 million:

                                   (i) all loan agreements, indentures,
mortgages and guaranties to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                                   (ii) all pledges, conditional sale or title
retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                                   (iii) all contracts, agreements, commitments,
purchase orders or other understandings or arrangements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound which (A) involve payments or receipts by the Company or any of the Subsidiaries of more than Y.2.4 million in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may have a Material Adverse Effect;

                                   (iv) all collective bargaining agreements,
employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                                   (v) all agency, distributor, sales
representative, franchise or similar agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                                   (vi) all contracts, agreements or other
understandings or arrangements between the Company and any of the Subsidiaries (including, but not limited to, any tax sharing arrangements) or between the Company or any of the Subsidiaries, on the one hand, and any of the Stockholders or any of their Affiliated Entities, on the other hand;

                                   (vii) all leases, whether operating, capital
or otherwise, under which the Company or any of the Subsidiaries is lessor or lessee;

                                   (viii) all contracts, agreements and other
documents or information relating to past disposal of waste (whether or not hazardous);

                                   (ix) all contracts, agreements or other
arrangements imposing a non-competition or non-solicitation obligation on the Company or any of the Subsidiaries or in any way restricting the Company or any of the Subsidiaries from engaging in any business activities; and

                                   (x) any other material agreements or
contracts entered into by the Company or any of the Subsidiaries.

                           (b) Except as set forth on Schedule 3.17:

                                   (i) each Contract is a valid and legally
binding agreement of the Company or the relevant Subsidiary, enforceable against or by the Company or the relevant Subsidiary in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies, and the Company or the relevant Subsidiary does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                                   (ii) the Company or the relevant Subsidiary
has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Company or the relevant Subsidiary, as the case may be, on its part prior to the date hereof, and the Company or the relevant Subsidiary, as the case may be, has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

                                   (iii) the Company or the relevant Subsidiary
is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                                   (iv) to the best knowledge of the Company and
the Stockholders, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                                   (v) there are not and, since January 1, 1998
have not been, any claims of a non-routine nature relating to the Company or any Subsidiary by customers of the Company or any of the Subsidiaries under any warranties, whether express or implied;

                                   (vi) the Company and the Subsidiaries are not
restricted by any Contract from carrying on their business anywhere in the world;

                                   (vii) neither the Company nor any of the
Subsidiaries has any written or oral contracts to sell products or perform services which are expected to be performed at, or to result in, a loss; and

                                   (viii) neither the Company nor any of the
Subsidiaries has experienced any shortages of components, raw materials or other supplies (collectively "Supplies") within the twelve (12) month period preceding the date hereof, and the Company and the Subsidiaries have on hand, or have reason to believe they can timely obtain, a sufficient quantity of Supplies to satisfy all outstanding orders heretofore received and all orders anticipated to be received from the date hereof through the first anniversary of the Closing Date.

                           (c) True, correct and complete copies of all written
Contracts, and true, correct and complete summaries of all oral contracts, have previously been disclosed by the Company or the Stockholders to the Buyer, and copies of any of the Contracts that are requested by the Buyer shall have been delivered to the Buyer by the Stockholders or the Company prior to the Closing.

                  3.18 COMPLIANCE WITH AGREEMENTS AND LAWS.

                           (a) The Company and the Subsidiaries each have all
requisite licenses, consents, variances, permits, certificates and approvals, including environmental, health and safety permits, from all relevant governmental authorities agencies and instrumentalities necessary to conduct their respective business and own and operate their respective assets (collectively, the "Permits"). Schedule 3.18A attached hereto sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by the Company or the Stockholders to the Buyer. Neither the Company nor any Subsidiary is aware of any fact, condition or reason for believing that any Permit will not be renewable on expiration. Schedule 3.18B attached hereto sets forth a true and complete list of all Permits that must be amended, modified, changed or transferred to the Buyer in order to consummate the transactions contemplated by this Agreement. The Company and each Subsidiary agrees to cooperate with the Buyer in affecting each such amendment, modification, change or transfer. Neither the Company nor any of the Subsidiaries is in violation of any law, regulation, order, ordinance, rule or judgment (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, Materials of Environmental Concern (as defined below), land use or similar matters) relating to property it owns, occupies, leases or controls; its business; its assets; and its operations, which violation would have a Material Adverse Effect. The business of the Company and the Subsidiaries (which includes matters relating to real property owned, occupied, leased or controlled by the Company or any Subsidiary) as conducted since their respective inceptions has not violated, and on the date hereof does not violate any laws, ordinances, rules, judgments, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, Materials of Environmental Concern, conservation, or corrupt practices), the enforcement of which could have a Material Adverse Effect. Except as set forth on Schedule 3.18B, neither the Company nor any of the Subsidiaries has had notice or communication from any person, including, without limitation, any governmental authority, agency or instrumentality or otherwise of any such violation or noncompliance. "Materials of Environmental Concern" means any chemicals, pollutants, contaminants, hazardous substances, solid waste, hazardous wastes, toxic materials, oil, petroleum and petroleum products, PCBs or asbestos.

                           (b) Neither the Company nor any of the Subsidiaries
is in violation of any law, ruling, order, decree, regulation, permit, common law doctrine, or other environmental or hazardous waste requirement applicable to the Company, any of the Subsidiaries, or any of the Real Estate, or any part thereof, relating to health, safety, pollution, hazardous waste, Materials of Environmental Concern, environmental or other similar matters, which has not been entirely corrected. Neither the Company nor any of the Subsidiaries has received, nor has any reason to believe that it will receive, notice from any governmental authority, agency or instrumentality alleging any such violation in respect to any of the real property currently or formerly owned, leased, operated or controlled by the Company or any of its Subsidiaries, or any part thereof.

                           (c) Neither the Company nor any Subsidiary has been
named a "potentially responsible party" or received or been informed of any correspondence requesting information relating to locations where Materials of Environmental Concern may be located or received or been informed of any fact, condition or correspondence which might cause the Company or any Subsidiary to be named a party responsible or a party potentially responsible for a release of any Materials of Environmental Concern to the environment.

                           (d) There are no pending or threatened actions,
claims, charges, suits, controversies, demands, investigations or proceedings against or involving the Company or any Subsidiary relating to: (i) exposure to or release of any Materials of Environmental Concern; or (ii) noises, vibrations, odors at or from any real property or facility formerly or currently owned, leased, occupied, operated or controlled by the Company or any Subsidiary.

                           (e) There have been no releases or discovery of any
Materials of Environmental Concern into the environment at any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Company or any Subsidiary; or to the knowledge of the Company or any Subsidiary, at any facility to which waste of the Company or any Subsidiary has been transported for processing, storage or disposal. Neither the Company nor any Subsidiary is aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, leased, operated or controlled by the Company or any Subsidiary that could reasonably be expected to have an impact on the real property or facilities currently or formerly owned, leased, operated or controlled by the Company or any Subsidiary.

                  3.19 EMPLOYEE RELATIONS.

                           (a) The Company and each of the Subsidiaries is in
compliance with all laws respecting employment and employment practices, terms and conditions of employment, and wages and hours; none of such companies is engaged in any unfair labor practice; there are no arrears in the payment of wages or social security or similar taxes; nor is there currently pending (nor has there been in the last three years) any claim by any employee or governmental agency or body that the Company or any of the Subsidiaries was (i) not in compliance with any of such laws, (ii) engaged in an unfair labor practice or (iii) in arrears in the payment of wages or social security or similar taxes.

                           (b) Except as set forth on Schedule 3.19 attached
hereto:

                                   (i) none of the employees of the Company or
any of the Subsidiaries is represented by any labor union;

                                   (ii) there is not currently, nor has there
been in the last three years, any unfair labor practice complaint against the Company or any of the Subsidiaries pending before any government agency;

                                   (iii) there is not currently, nor has there
been in the last three years, any pending labor strike or other material labor trouble affecting the Company or any of the Subsidiaries (including, without limitation, any organizational drive);

                                   (iv) there is not currently, nor has there
been in the last three years, any material labor grievance pending against the Company or any of the Subsidiaries;

                                   (v) there is not currently, nor has there
been in the last three years, any pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party, or to the best knowledge of the Company and the Stockholders, any basis for which a claim may be made under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party; and

                                   (vi) neither the Company nor any of the
Subsidiaries has any continuing obligation for health, life, medical insurance or other similar fringe benefits to any former employee of the Company or any Subsidiary.

                           (c) Schedule 3.19 sets forth a true, correct and
complete list of the following:

                                   (i) the position of each director, officer
and employee of the Company and the Subsidiaries;

                                   (ii) all remuneration and other benefits paid
to or conferred on each director, officer and employee of the Company and the Subsidiaries since January 1, 2000 through the date of this Agreement;

                                   (iii) the period of service of each director,
officer and employee of the Company and the Subsidiaries and the accrued leave, annual leave and sick leave entitlements of each employee of the Company and the Subsidiaries, and such accruals are reflected in the Financial Statements in accordance with GAAP; and

                                   (iv) each written or oral contract of service
or consultance to which the Company or any of the Subsidiaries are a party.

                           (d) Except as disclosed in Schedule 3.19 hereto, no
amount due to or in respect of any director, officer or employee or former director, former officer or former employee of the Company is in arrears and unpaid other than his/her current salary for the relevant period at the date of this Agreement.

                           (e) For purposes of this Section 3.19, the term
"employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the business of the Company or any of the Subsidiaries and who, to the knowledge of the Company, are paid yearly compensation of Y.4.8 million or more with respect to services rendered for the Company.

                  3.20 EMPLOYEE BENEFIT PLANS.

                           (a) A list of all employee benefit plans maintained
by the Company or the Subsidiaries (the "Employee Plans") is provided on
Schedule 3.20 attached hereto. No Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of the Company and the Subsidiaries beyond his or her retirement or other termination of service (other than (i) coverage mandated by applicable statute, (ii) retirement or death benefits under any funded employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of the Company or the Subsidiaries, or (v) benefits in the nature of severance payments).

                           (b) Except as otherwise contemplated herein, the
consummation of the transactions contemplated by this Agreement will not (i) entitle any employee or former employee of the Company and the Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any payment or series of payments by the Company or the Subsidiaries to any person.

                           (c) Each of the Employee Benefit Plans has been
administered in compliance with all applicable laws, rules regulations.

                           (d) Neither the Company nor any of the Subsidiaries
has announced any plan or legally binding commitment to create any additional employee benefit plans or to amend or modify any existing employee benefit plan.

                  3.21 ABSENCE OF CERTAIN CHANGES OR EVENTS.

                           (a) Except as set forth on Schedule 3.21 attached
hereto, since June 30, 2001, neither the Company nor any of the Subsidiaries has entered into any transaction which is not in the usual and Ordinary Course of Business, and, without limiting the generality of the foregoing, neither the Company nor any of the Subsidiaries has:

                                   (i) incurred any material obligation or
liability for borrowed money;

                                   (ii) discharged or satisfied any lien or
encumbrance or paid any obligation or liability other than current liabilities reflected in the Current Balance Sheet;

                                   (iii) mortgaged, pledged or subjected to
lien, charge or other encumbrance any of their respective properties or assets;

                                   (iv) sold or purchased, assigned or
transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold and raw materials purchased in the Ordinary Course of Business;

                                   (v) made any material amendment to or
termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

                                   (vi) suffered any losses of personal or real
property, whether insured or uninsured, and whether or not in the control of the Company or the relevant Subsidiary, as the case may be, in excess of Y.6.0 million in the aggregate, or waived any rights of any value;

                                   (vii) authorized any declaration or payment
of dividends by the Company or any Subsidiary which is not wholly owned by the Company, or paid any such dividends, or authorized any transfer of assets of any kind whatsoever by the Company or any such Subsidiary to any of their respective stockholders with respect to any shares of their capital stock;

                                   (viii) authorized or issued recall notices
for any of its products or initiated any safety investigations;

                                   (ix) received notice of any litigation,
warranty claim or products liability claims;

                                   (x) made any material change in the terms,
status or funding condition of any Employee Plan, as defined in Section 3.20 hereof;

                                   (xi) engaged any new employee for a salary in
excess of Y.7.2 million per annum;

                                   (xii) made, or committed to make, any changes
in the compensation payable to any officer, director, employee or agent of the Company or any Subsidiary, or any bonus payment or similar arrangements made to or with any of such officers, directors, employees or agents;

                                   (xiii) incurred any capital expenditure in
excess of Y.6.0 million in any one instance or Y.12.0 million in the aggregate;

                                   (xiv) made any material alteration in the
manner of keeping the books, accounts or records of the Company or any Subsidiary, or in the accounting practices therein reflected; or

                                   (xv) suffered any material adverse change in
the consolidated results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of the Company and the Subsidiaries taken as a whole.

                                   (b) Neither the Company nor any of the
Stockholders have knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a Material Adverse Effect.

                  3.22 CUSTOMERS; MARKET LEADERSHIP. Schedule 3.22 attached hereto sets forth a true, correct and complete list of the names and locations of each of the top 20 customers (based on annual sales) of the Company and the Subsidiaries (the "Customers"). The aggregate sales amounts by the Company and the Subsidiaries to each of the Customers during the 12 months ended June 30, 2001, and the name of the company responsible for the majority of such sales, are set forth on Schedule 3.22 opposite the applicable Customer's name. Prior to the Closing, the Company will amend Schedule 3.22 to include the aggregate sales amounts by the Company and the Subsidiaries to each of the Customers during the five months ending November 30, 2001. Except as set forth on Schedule 3.22, the Company's and each of its Subsidiaries' relationships with the Customers are good. To the best knowledge of the Company and the Subsidiaries, no Customer has any material complaints with respect to the Company's or any Subsidiary's products, personnel or business practices. To the best knowledge of the Company and the Subsidiaries, no Customer intends to effect or is considering a reduction, discontinuance or other adverse change in its relationship with the Company or the relevant Subsidiary. The Company is one of the two leaders in the worldwide mass flow controller market. To the best knowledge of the Company and the Subsidiaries, there are no facts or circumstances relating to any of the Customers that would jeopardize the generation of new sales or the continued market leadership position of the Company for the foreseeable future.

                  3.23 SUPPLIERS. Schedule 3.23 attached hereto sets forth a true, correct and complete list of (i) the names and locations of each of the suppliers of the Company and the Subsidiaries and (ii) the present sole source suppliers of significant goods or services, other than utilities, for any product with respect to which practical alternative sources of supply are not available on comparable terms and conditions, indicating the contractual arrangements for continued supply from each such supplier. Except as set forth on Schedule 3.23, (a) the Company and each of the Subsidiaries has good relations with all of its suppliers, and (b) neither the Company nor any of the Subsidiaries is more than 30 days in arrears in any trade accounts payable or other payments owing to any supplier (other than trade accounts payable to the Company by any of the Subsidiaries).

                  3.24 WARRANTY AND PRODUCT LIABILITY CLAIMS. Schedule 3.24 attached hereto contains a true, correct and complete list of all warranty and product liability claims in excess of Y.240,000 made against the Company or any of the Subsidiaries from July 1, 1998 through the date hereof, the current status of all such claims and the costs of all actions taken in satisfaction of such claims. All information relative to such claims and those made after the date hereof shall be available to the Buyer from and after the date hereof.

                  3.25 PREPAYMENTS AND DEPOSITS. Schedule 3.25 attached hereto sets forth all prepayments and deposits, which have been received by the Company or any of the Subsidiaries as of the date hereof, from customers for products to be shipped, or services to be performed, after the Closing Date.

                  3.26 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND STOCKHOLDERS. Except as set forth on Schedule 3.26 attached hereto and except for intercompany indebtedness payable among the Company and any Subsidiary or among the Subsidiaries, neither the Company nor any of the Subsidiaries is indebted, directly or indirectly, to any person who is an officer, director or stockholder of any of the foregoing entities or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Current Financial Statements, and no such officer, director, stockholder or affiliate is indebted to the Company or any of the Subsidiaries except for advances made to employees of the Company or any of the Subsidiaries in the Ordinary Course of Business to meet reimbursable business expenses anticipated to be incurred by such obligor.

                  3.27 BANKING FACILITIES. Schedule 3.27 attached hereto sets forth a true, correct and complete list of:

                           (a) each bank, savings and loan or similar financial
institution in which the Company or any of the Subsidiaries has an account or safe deposit box and the accounts and safe deposit boxes maintained by the Company or any of the Subsidiaries thereat; and

                           (b) the names of all persons authorized to draw on
each such account or to have access to any such safe deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

                  3.28 POWERS OF ATTORNEY AND SURETYSHIPS. Except as set forth on Schedule 3.28 attached hereto, neither the Company nor any of the Subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the Ordinary Course of Business.

                  3.29 CONFLICTS OF INTEREST. Except as set forth on Schedule
3.29 attached hereto, no officer, director or Stockholder of the Company or any Subsidiary nor, to the best knowledge of the Company and the Stockholders, any affiliate of any such person, now has or within the last three (3) years had, either directly or indirectly:

                           (a) except for a portfolio investment, an equity or
debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company or any of the Subsidiaries, or purchases or during such period purchased from the Company or any of the Subsidiaries any goods or services, or otherwise does or during such period did business with the Company or any of the Subsidiaries; or

                           (b) a beneficial interest in any contract, commitment
or agreement to which the Company or any of the Subsidiaries is or was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company or any of the Subsidiaries and such persons in their capacities as employees, officers, directors of the Company or such Subsidiary.

                  3.30 REGULATORY APPROVALS. All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company or any of the Subsidiaries and which are necessary for the execution and delivery by the Stockholders and the Company of this Agreement or any documents to be executed and delivered by the Stockholders or the Company in connection herewith are set forth on Schedule
3.30 attached hereto and have been, or prior to the Closing Date will be, obtained and satisfied.

                  3.31 DISCLOSURE. The information concerning the Company and the Subsidiaries set forth in this Agreement, the Exhibits and Schedules attached hereto and any document, statement or certificate furnished or to be furnished to the Buyer pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading in any material respect. The Stockholders and the Company have disclosed to the Buyer all material facts pertaining to the transactions contemplated by this Agreement and the Exhibits hereto. Copies of all documents heretofore or hereafter delivered or made available to the Buyer pursuant to this Agreement were or will be (prior to the Closing Date) complete and accurate copies of such documents.

                  3.32 ENGLISH LANGUAGE AGREEMENT. This Agreement has been prepared in English. Any translations of this Agreement or any portion thereof have been for reference purposes only and shall not control the content or interpretation of any provision of this Agreement. Each of the officers and directors of the Company who have participated in the preparation and/or negotiation of this Agreement either (a) has a sufficient command of the English language to understand the full intent of each provision of this Agreement or
(b) has consulted with such advisors of the Company who have such command of the English language to ensure that such officer and/or director understands the full intent of each provision of this Agreement.

         4. REPRESENTATIONS OF THE BUYER AND THE PARENT.

         Each of the Parent and the Buyer jointly and severally represents and warrants to each Stockholder as follows:

                  4.1 ORGANIZATION AND AUTHORITY. The Buyer is a corporation (kabushiki kaisha) duly organized and validly existing under the laws of Japan, and has all requisite power and authority to own its properties and to carry on its business as now being conducted. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its properties and to carry on its business as now being conducted. The Parent owns, directly or indirectly through its subsidiaries, all of the outstanding capital stock of the Buyer. Each of the Buyer and the Parent has full power to execute and deliver this Agreement and the agreements contemplated herein to which it will be a party, and each of the Buyer and the Parent has full power to consummate the transactions contemplated hereby and thereby. Certified copies of the corporate registry of the Buyer, and the Certificate of Incorporation of the Parent, have been previously made available to the Stockholders, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

                  4.2 CAPITALIZATION OF THE PARENT. On September 30, 2001, the Parent's authorized capital stock consisted of (a) 55 million shares of common stock, $0.001 par value, of which 31,810,745 shares were issued and outstanding, and (b) 1,000,000 shares of preferred stock, $0.001 par value per share, none of which were issued or outstanding.

                  4.3 AUTHORIZATION. The execution and delivery of this Agreement by each of the Parent and the Buyer, and the agreements provided for herein, and the consummation by each of the Parent and the Buyer of the transactions contemplated hereby and thereby, have been, or will be prior to the Closing, duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of each of the Parent and the Buyer, enforceable against such party in accordance with their respective terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the exercise of judicial discretion in accordance with general principles applicable and similar remedies. Except as will be set forth in
Schedule 4.3 as of the Closing Date, the execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by each of the Buyer and the Parent of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer or the Parent; (b) violate the provisions of the Articles of Incorporation of the Buyer or the Certificate of Incorporation of the Parent;
(c) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Buyer or the Parent; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer or the Parent pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Buyer or the Parent is a party or by which either the Buyer or the Parent is or may be bound. As of the Closing, Schedule
4.3 will set forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by each of the Parent and the Buyer of the transactions contemplated by this Agreement.

                  4.4 REGULATORY APPROVALS. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Parent or the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

                  4.5 PARENT REPORTS AND FINANCIAL STATEMENTS. The Parent has previously furnished to the Stockholders the Annual Report of the Parent on Form 10-K for the year ended December 31, 2000, and the Quarterly Reports of the Parent on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (collectively, the "Parent Reports"). The financial statements of the Parent included in the Parent Reports (i) comply as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) fairly present the consolidated financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein in accordance with GAAP.

                  4.6 INVESTMENT REPRESENTATION. The Buyer is acquiring the Shares from each Stockholder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

         5. ACCESS TO INFORMATION; PUBLIC ANNOUNCEMENTS.

                  5.1 ACCESS TO MANAGEMENT, PROPERTIES AND RECORDS.

                           (a) From the date of this Agreement until the Closing
Date, the Stockholders and the Company shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer and the Parent free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Company and the Subsidiaries, so that the Buyer and the Parent may have full opportunity to make such investigation as it shall desire to make of the management, business, properties (including conducting environmental surveys and property appraisals) and affairs of the Company and the Subsidiaries, and the Buyer and the Parent shall be permitted to make abstracts from, or copies of, all such books and records and to take survey samples from such real property. The Stockholders and the Company shall furnish to the Buyer or the Parent, as applicable, such financial and operating data and other information as to the business of the Company and the Subsidiaries as the Buyer or the Parent shall reasonably request.

                           (b) The Stockholders and the Company shall authorize
the release to the Buyer and the Parent of all files pertaining to the business or operations of the Company and the Subsidiaries held by any governmental authorities, agencies or instrumentalities. The Stockholders' and the Company's authorization shall specifically waive all previous claims of privilege or other restrictions, and in any case where a release by a present or former officer, director, partner, member, or employee of the Company or any Subsidiary is necessary, the Stockholders and the Company shall exercise their best efforts to obtain such a release.

                           (c) All information concerning the Company or its
Subsidiaries that is disclosed to the Buyer or the Parent shall be treated as confidential information protected from unauthorized disclosure pursuant to the Confidentiality Agreement referred to in Section 17.

                  5.2 PUBLIC ANNOUNCEMENTS. The parties agree that prior to the Closing Date any and all general public pronouncements or other general public communications by any party hereto concerning this Agreement and the purchase and sale of the Shares, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Company, the Stockholders' Representative and the Buyer, except to the extent that such pronouncement or communication is required by applicable law or regulation, including without limitation the regulations of the Nasdaq National Market.

                  5.3 INFORMATION TO MINORITY STOCKHOLDERS. The Stockholders and the Company shall provide or make available to each of the Minority Stockholders all of the information relating to the transactions contemplated by this Agreement or the Company's business, operations, financial condition and prospects that (a) is required by applicable law to be provided to such person in connection with his, her or its (i) evaluation of a Minority Stock Purchase Agreement or the transactions contemplated thereby, or (ii) execution and delivery of a Minority Stock Purchase Agreement; or (b) has been requested by such Minority Stockholder in connection with his, her or its evaluation of a Minority Stock Purchase Agreement and the transactions contemplated thereby. The Stockholders who are members of management of the Company shall make themselves available to the Minority Stockholders in order to give the Minority Stockholders the opportunity to ask questions (and receive answers) relating to the transactions contemplated by this Agreement or the Company's business, operations, financial condition and prospects. For purposes of this Section 5.3, references to the Company's business, operations, financial condition and prospects shall mean the business, operations, financial condition and prospects of the Company and its Subsidiaries.

         6. PRE-CLOSING COVENANTS.

                  From and after the date hereof and until the Closing Date:

                  6.1 CONDUCT OF BUSINESS. The Company shall, and shall cause the Subsidiaries to, carry on their business diligently and substantially in the same manner as heretofore conducted and shall not, and shall cause the Subsidiaries not to, (a) make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, or (b) ship or deliver any quantity of products in excess of normal shipment or delivery levels, except as agreed to in writing by the Buyer. All of the property of the Company and the Subsidiaries shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

                  6.2 ABSENCE OF MATERIAL CHANGES. Without the prior written consent of the Buyer, the Company shall not, and shall cause the Subsidiaries not to:

                           (a) take any action to amend its respective charter,
or bylaws (if any)

                           (b) issue any stock, bonds or other corporate
securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

                           (c) incur any debt for borrowed money or incur any
other obligation or liability (absolute or contingent) that (i) is in excess of
Y.30 million, except current liabilities incurred and obligations under contracts entered into in the Ordinary Course of Business, or (ii) causes the Company's Total Debt (as defined in Section 8.10) to exceed Y.4.6 billion;

                           (d) declare or make any payment or distribution to
its stockholders with respect to its stock or purchase or redeem any shares of its capital stock;

                           (e) mortgage, pledge, or subject to any lien, charge
or any other encumbrance any of their respective assets or properties;

                           (f) sell, assign, or transfer any of its assets,
except for inventory sold in the Ordinary Course of Business, at a normal profit margin, and for not less than replacement cost;

                           (g) cancel any debts or claims, except in the
Ordinary Course of Business;

                           (h) merge or consolidate with or into any corporation
or other entity;

                           (i) make, accrue or become liable for any bonus,
profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees, other than increases in the Ordinary Course of Business;

                           (j) make any election or give any consent under any
relevant tax statutes or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

                           (k) waive any rights of material value;

                           (l) modify, amend, alter or terminate any of its
material contracts;

                           (m) take or permit any act or omission constituting a
breach or default under any contract, indenture or agreement by which it or its properties are bound;

                           (n) fail to (i) preserve the possession and control
of its assets and business, (ii) keep in faithful service its present officers and key employees, (iii) preserve the goodwill of its consumers, suppliers, agents, brokers and others having business relations with it, and (iv) keep and preserve its business existing on the date hereof;

                           (o) fail to operate its business and maintain its
books, accounts and records in the customary manner and in the Ordinary Course of Business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

                           (p) enter into any lease, contract, agreement or
understanding, other than those entered into in the Ordinary Course of Business calling for payments which in the aggregate do not exceed Y.12 million for each such lease, contract, agreement or understanding;

                           (q) incur any capital expenditure in excess of Y.12
million in any instance or Y.24 million in the aggregate;

                           (r) engage any new employee for a salary in excess of
Y.7.3 million per annum;

                           (s) materially alter the terms, status or funding
condition of any Employee Plan; or

                           (t) commit or agree to do any of the foregoing in the
future.

                  6.3 DELIVERY OF INTERIM FINANCIAL STATEMENTS.

                           (a) As promptly as possible following execution of
this Agreement, the Stockholders or the Company shall deliver to the Buyer and the Parent the unaudited balance sheet of the Company and the Subsidiaries as of September 30, 2001 and the related unaudited statements of income, stockholders' equity, retained earnings and cash flows for the quarter then ended (the "September 2001 Financial Statements"), certified by the chief financial officer of the Company to the effect that such interim financial statements fairly present the financial condition of the Company as of the date thereof and for the period covered thereby.

                           (b) As promptly as possible following November 30,
2001, but in any event at least 2 business days prior to the Closing, the Stockholders or the Company shall deliver to the Buyer and the Parent the balance sheet of the Company and the Subsidiaries as of November 30, 2001 and the related statements of income, stockholders' equity, retained earnings and cash flows for the quarter then ended (the "November 2001 Financial Statements" and, together with the September 2001 Financial Statements and the December 2001 Financial Statements (as defined in Section 11.5), the "Interim Financial Statements"), certified by the chief financial officer of the Company to the effect that such interim financial statements fairly present the financial condition of the Company as of the date thereof and for the period covered thereby. The Company shall cause its independent accountants to perform agreed upon procedures on the November 2001 Financial Statements and shall deliver the results of such procedures (the "Interim Report") to the Buyer and the Parent at least 2 business days prior to the Closing. The Buyer's independent accountants also shall be entitled to review the November 2001 Financial Statements and the performance by the Company's independent accountants of the agreed upon procedures. The Buyer's independent accountants shall be given full access to the information made available to, and work papers of, the Company's independent accountants, as well as such further information as the Buyer's independent accountants shall request in connection with their review of the November 2001 Financial Statements. Any comments of the Buyer's independent accountants with respect to the November 2001 Financial Statements shall be addressed or reflected in the Interim Report, if the Buyer's independent accountants deem such comments to be relevant to the Interim Report.

                  6.4 COMMUNICATIONS WITH CUSTOMERS AND SUPPLIERS.

                           (a) Unless instructed otherwise by the Buyer in
writing, the Company shall, and shall cause each of the Subsidiaries to, continue to accept customer orders in the Ordinary Course of Business for all products offered by the Company and the Subsidiaries but expected to be shipped after the Closing Date.

                           (b) The Company and the Buyer shall, and the Company
shall cause the Subsidiaries to, cooperate in communications with suppliers and customers to advise them of the transfer of the Shares to the Buyer on the Closing Date and to facilitate continuity in the existing relationships with suppliers and customers.

                           (c) The Company shall, and shall cause each of the
Subsidiaries to, provide the Buyer and the Parent with access to the Customers in order to enable the Buyer and the Parent to conduct due diligence reviews ("Customer Reviews") of any and all aspects of the Customers' current and anticipated future relationships with the Company and the Subsidiaries. The Company shall use its best efforts to assist the Buyer and the Parent in arranging and facilitating Customer Reviews, at the Buyer's or the Parent's request.

                  6.5 COMPLIANCE WITH LAWS. The Company shall, and shall cause each of the Subsidiaries to, comply with all laws and regulations which are applicable to it or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which they are bound.

                  6.6 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES. None of the Stockholders nor the Company shall, and the Company shall cause the Subsidiaries not to, take any actions which would result in any of the representations or warranties set forth in Sections 2 and 3 hereof being untrue. Neither the Parent nor the Buyer shall take any actions which would result in any of the representations or warranties set forth in Section 4 hereof being untrue.

                  6.7 CONTINUING OBLIGATION TO INFORM. From time to time prior to the Closing, the Company and the Stockholders will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule attached hereto inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date. None of such supplemental information shall constitute an amendment of any statement, representation or warranty in this Agreement or any Schedule, Exhibit or document furnished pursuant hereto unless the provisions of Section 17 regarding amendments are complied with.

                  6.8 EXCLUSIVE DEALING. None of the Stockholders nor the Company will, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to an acquisition or purchase of all or a material portion of the assets of or an equity interest in the Company or any of the Subsidiaries or any merger, consolidation or business combination with the Company or any of the Subsidiaries, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Stockholders and the Company agree to, and shall cause the Subsidiaries to, promptly notify the Buyer of any such proposal or offer, or any inquiry or contact with respect thereto received by the Company, any of the Stockholders or any Subsidiary.

                  6.9 REPORTS, TAXES. The Company shall, and shall cause the Subsidiaries to, duly and timely file all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges levied or assessed upon them or any of their properties (unless contesting such in good faith and adequate provision has been made therefor).

         7. BEST EFFORTS TO OBTAIN SATISFACTION OF CONDITIONS AND CONTINUATION OF CREDIT.

                  The Stockholders, the Company, the Buyer and the Parent covenant and agree to, and the Stockholders and the Company shall cause the Subsidiaries to, use their best efforts to (a) obtain the satisfaction of the conditions specified in this Agreement, and (b) cause the Company's banks and other lenders to continue in place the Company's credit arrangements on at least as favorable terms as are currently applicable to the Company.

         8. CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE PARENT.

                  The obligations of the Buyer and the Parent under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

                  8.1 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND THE COMPANY; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of the Stockholders and the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date. Each of the Stockholders and the Company shall have performed and complied with, and the Stockholders and the Company shall have caused each of the Subsidiaries to perform and comply with, all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date. At the Closing, the Stockholders and the Company shall have delivered to the Buyer a certificate signed by the Stockholders' Representative on behalf of the Stockholders and the President of the Company, as to their compliance with this Section 8.1.

                  8.2 NO MATERIAL ADVERSE CHANGE. From the date of the Current Balance Sheet until the Closing, there shall be no material adverse change in the Company's business, financial condition, prospects, assets, properties or operations. Without the prior written consent of the Buyer, neither the Company nor the Subsidiaries shall have taken any of the actions set forth in Section
6.2 hereof.

                  8.3 GOVERNMENTAL APPROVALS. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the

Stockholders, the Company or the Subsidiaries of the transactions contemplated by this Agreement and the operation of the business of the Company and the Subsidiaries by the Buyer, shall have consented to, authorized, permitted or approved such transactions. Without limiting the generality of the foregoing, the Buyer and the Parent shall not be obligated to complete the transactions contemplated by this Agreement, if doing so would violate the Hart-Scott-Rodino Antitrust Improvements Act of 1974.

                  8.4 CONSENT OF LESSORS AND OTHER THIRD PARTIES. The Stockholders, the Company and the Subsidiaries shall have received (without the payment of any consideration, the waiving of any right or the incurring of any new obligation or liability by the Company, the Buyer or the Parent) all requisite consents and approvals of all lessors and other third parties (other then the Company's banks) whose consent or approval is required in order for the Stockholders and the Company to consummate the transactions contemplated by this Agreement, including without limitation those set forth on Schedule 3.4 attached hereto. All such consents and approvals shall be in form and substance reasonably acceptable to the Buyer.

                  8.5 ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own the Shares or to own or operate the business of the Company and the Subsidiaries after the Closing.

                  8.6 OPINION OF COUNSEL. The Buyer shall have received an opinion of Hatasawa & Wakai, counsel to the Stockholders, the Company and the Subsidiaries (except Aera Corporation), dated as of the Closing Date, in substantially the form attached hereto as Exhibit C-1, and an opinion of Fulbright & Jaworski, counsel to Aera Corporation, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C-2, and as to such other matters as may be reasonably requested by the Buyer or its counsel.

                  8.7 NON-COMPETITION AGREEMENTS. On or prior to the Closing Date, each of the Continuing Directors (as defined in Section 11.4) shall have entered into a non-competition and non-solicitation agreement with the Company and the Buyer, in substantially the forms attached hereto as Exhibit D (collectively, the "Non-Competition Agreements"), and each of the Non-Competition Agreements shall be in full force and effect as of the Closing.

                  8.8 ENVIRONMENTAL REPORT. On or prior to the Closing Date, the Buyer shall be reasonably satisfied with the results of any environmental survey of any property of the Company or any Subsidiary, whether such surveys are currently existing or conducted by or on behalf of the Buyer in connection with the transactions contemplated by this Agreement.

                  8.9 CUSTOMER RELATIONSHIPS. The Buyer and the Parent shall not have learned, whether through the Customer Reviews or otherwise, of any facts or circumstances that (a) indicate that the representations and warranties set forth in Section 3.22 relating to the Customers are not accurate and complete in all material respects, (b) are reasonably likely to result in such representations and warranties not being accurate and complete in all material respects following the Closing, or (c) are reasonably likely to have a material adverse effect on the Company's sales to or relationship with any Customer. Such facts or circumstances include without limitation a Customer's stated intent to discontinue or significantly reduce (other than as a result of economic or industry conditions) its business with the Company or any of the Subsidiaries, a Customer's stated dissatisfaction with the quality of products purchased from or offered by the Company, the failure of the Company to have in its current product offerings products that meet the current and anticipated mass flow control needs of any of the Customers, a Customer complaint with respect to the Company's products, technology, personnel or business practices such that the Buyer and the Parent reasonably believe that the Customer is likely to reduce or discontinue the level of its purchases from the Company, and any other material issue in respect of the Company's or a Subsidiary's relationship with a Customer, which issue cannot be remedied in the ordinary course of business.

                  8.10 SATISFACTORY NOVEMBER 2001 FINANCIAL STATEMENTS. The November 2001 Financial Statements, after agreed upon procedures have been performed and any adjustments suggested or referred to in the Interim Report have been made, shall reflect the following financial results:

                  o Total revenues for the five months ended November 30, 2001 not less than Y.2.4 billion

                  o Gross margin for the five months ended November 30, 2001 not less than 30%

                  o Stockholders' equity as of November 30, 2001 not less than Y.3.0 billion

                  o        Total Debt as of November 30, 2001 not more than
                           Y.4.3 billion

"Total Debt" for purposes of this Section 8.10 and Sections 6.2 and 11.5 shall mean the aggregate of (a) short-term debt of Current Liabilities, (b) current maturities of long-term debt of Current Liabilities and (c) long-term debt, less current maturities, of Long-Term Liabilities (as such capitalized terms are used in the Audited Financial Statements and the November 2001 Financial Statements).

                  8.11 EXERCISE OF WARRANT. On or prior to the Closing Date, Mr. Aoyama shall have exercised his warrant to purchase 5,000 shares of Common Stock of the Company (the "Aoyama Warrant"), in accordance with the terms of the warrant, and shall have paid to the Company the warrant exercise price of Y.100 million.

                  8.12 REPAYMENT OF AOYAMA LOANS. On or prior to the Closing Date, Hisanori Aoyama shall have repaid to the Company (a) the full amount of principal and unpaid interest outstanding as of the time of repayment under the loan agreement dated as of November 10, 2000 between Mr. Aoyama and the Company, and (b) all other amounts owing on or prior to the Closing by Mr. Aoyama to the Company.

                  8.13 AOYAMA INDEMNIFICATION AGREEMENT. The Aoyama Indemnification Agreement shall be in full force and effect.

                  8.14 SALE OF SHARES OF COMMON STOCK BY SELLING MINORITY STOCKHOLDERS. The Selling Minority Stockholders shall, simultaneously with the Closing and in accordance with

Minority Stock Purchase Agreements, sell to the Buyer that number of Minority Shares that, together with the Shares, represent at least 97.1% of the issued and outstanding shares of capital stock of the Company at the Closing.

                  8.15 CLOSING DELIVERIES. The Buyer shall have received at or prior to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

                           (a) the stock certificates representing the Shares;

                           (b) such certificates of the Company's officers and
directors and of the Stockholders and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Buyer shall reasonably request;

                           (c) a certified copy of the commercial registry
(tokibo-tohon) of the Company issued by the Japanese Legal Affairs Bureau as to the legal existence of the Company in Japan and certificates of the appropriate governmental agency as to the legal existence and good standing (if applicable) of each of the Subsidiaries in their respective jurisdictions of organization;

                           (d) certificates of an authorized director of the
Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement (an executed original of such resolutions to be attached to such certificate), and the authenticity and continuing validity of the Articles of Incorporation delivered pursuant to Section 3.1;

                           (e) where required by the applicable Lease, estoppel
certificates from each lessor from whom the Company or any Subsidiary leases real or personal property consenting to the acquisition of the Shares by the Buyer and the other transactions contemplated hereby, and representing that there are no outstanding claims against the Company or such Subsidiary under such Lease;

                           (f) where required by the applicable Lease, estoppel
certificates from each tenant to whom the Company or any Subsidiary leases real property consenting to the acquisition of the Shares by the Buyer and the other transactions contemplated hereby, and representing that there are no outstanding claims against the Company or such Subsidiary under such Lease;

                           (g) certificates of appropriate governmental
officials in each jurisdiction (other than Japan) in which the Company or any Subsidiary is required to qualify to do business as a foreign corporation as to the due qualification and good standing (including tax) of the Company or Subsidiary, as the case may be;

                           (h) written resignation of the Company's statutory
auditor, effective upon the Closing;

                           (i) the written resignation of each non-employee
officer and director of the Company or a Subsidiary as the Buyer, on or prior to December 20, 2001, shall have requested the Company or the Stockholders to obtain;

                           (j) the original corporate minute books of the
Company and all corporate seals;

                           (k) a cross receipt executed by the Stockholders;

                           (l) stock certificates representing the Minority
Shares being sold by the Selling Minority Stockholders, which together with the Shares, will equal 97.1% or more of all the outstanding shares of capital stock of the Company; and

                           (m) the Minority Stock Purchase Agreements, executed
by the Selling Minority Stockholders, and any certificates, documents or other papers required to be delivered by the Selling Minority Stockholders at the closing of the Minority Stock Purchase Agreements.

         9. CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS.

         The obligations of the Stockholders under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Stockholders' Representative, who shall have the power and authority to bind all of the Stockholders:

                  9.1 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE PARENT; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of the Buyer and the Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made as of the Closing Date, except to the extent that the inaccuracy of any such representation or warranty is the result of events or circumstances occurring subsequent to the date of this Agreement and any such inaccuracies, individually or in the aggregate, would not have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement (it being agreed that any materiality qualifications contained in certain representations and warranties shall be disregarded in determining whether any such inaccuracies would have a material adverse effect for purposes of this Section 9.1). The Buyer shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  9.2 CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken on the part of the Buyer and the Parent to authorize or carry out this Agreement shall have been taken.

                  9.3 GOVERNMENTAL APPROVALS. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

                  9.4 CONSENTS OF LESSORS AND OTHER THIRD PARTIES; RELEASE OF GUARANTEE. The Buyer shall have received all requisite consents and approvals of all lessors and other third parties (other than the Buyer's banks) whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement. Effective on or prior to the Closing, Mr. Aoyama shall be released from all guarantee obligations relating to the Company's bank indebtedness and equipment leases, which guarantee obligations are set forth on
Schedule 9.4 attached hereto.

                  9.5 ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Stockholders to transfer the Shares.

                  9.6 DIRECTORS' AND STATUTORY AUDITOR'S RELEASES. The Buyer shall have provided to each of the persons serving as a director or statutory auditor of the Company immediately prior to the Closing a release substantially in the form attached hereto as Exhibit E.

                  9.7 OPINION OF COUNSEL. The Stockholders shall have received opinions of Mitsui, Yasuda, Wani & Maeda, Japanese counsel to the Buyer and the Parent, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F-1 and of Thelen Reid & Priest LLP, U.S. counsel to the Buyer and the Parent, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F-2, and as to such other matters as may be reasonably requested by the Stockholders' Representative or its counsel.

                  9.8 CLOSING DELIVERIES. The Stockholders shall have received at or prior to the Closing such documents, instruments or certificates as the Stockholders' Representative may reasonably request including, without limitation:

                           (a) such certificates of the Buyer's officers and
such other documents evidencing satisfaction of the conditions specified in this
Section 9 as the Stockholders' Representative shall reasonably request;

                           (b) a certified copy of the corporate registry of the
Buyer issued by the local legal affairs bureau as to the legal existence of the Buyer in Japan, and a certificate of the Secretary of State of Delaware as to the legal existence and good standing of the Parent in Delaware;

                           (c) a certificate of each of the Secretary of the
Parent and an authorized director of the Buyer attesting to the incumbency of the Buyer's and the Parent's officers, respectively, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents and by-laws delivered pursuant to Section 4.1;

                           (d) payment of the Purchase Price less the Escrow
Amount and the amount deliverable to the Escrow Agent pursuant to the Aoyama Indemnification Agreement; and

                           (e) a cross receipt executed by the Buyer.

         10. INDEMNIFICATION.

                  10.1 BY THE STOCKHOLDERS AND THE COMPANY. Subject to the limitations set forth in this Section 10, if the Closing occurs, the Stockholders, jointly and severally, hereby indemnify and hold harmless the Buyer and the Company, and if the Closing does not occur, the Stockholders and the Company, jointly and severally, hereby indemnify and hold harmless the Buyer, from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, "Losses") in connection with each and all of the following:

                           (a) any misrepresentation or breach of any
representation or warranty made by any of the Stockholders or the Company in this Agreement;

                           (b) any breach of any covenant, agreement or
obligation of any of the Stockholders or the Company contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement (excluding such breaches by the Company occurring after the Closing);

                           (c) any misrepresentation contained in any statement,
certificate or schedule furnished by any of the Stockholders or the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

                           (d) any violation by the Company of, or any failure
by the Company to comply with, any law, ruling, order, decree, common law doctrine, regulation or zoning, environmental or permit requirement applicable to the Company, its assets or its business, occurring or commencing before the Closing Date, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any costs incurred by the Buyer (A) in order to bring the Company into compliance with environmental laws as a consequence of noncompliance with such laws on or before the Closing Date or (B) in connection with the transfer of the Shares;

                           (e) any warranty claim or product liability claim
relating to (i) products manufactured or sold by the Company prior to the Closing Date or (ii) the Company's business or operation prior to the Closing Date;

                           (f) any tax liabilities or obligations of the Company
relating to the Company's business or operation prior to the Closing Date;

                           (g) any claims against, or liabilities or obligations
of, the Company with respect to obligations under Employee Plans which are outstanding on or prior to the Closing Date;

                           (h) the release or threatened release of any Material
of Environmental Concern on or affecting any real property or facility formerly or currently owned, leased, occupied or controlled by the Company or any Subsidiary, which occurred prior to the Closing Date;

                           (i) the release or threatened release of any Material
of Environmental Concern at any facility or location to which waste of the Company or any Subsidiary has been transported prior to the Closing for processing, treatment, storage or disposal; and

                           (j) any forward contract or option or other hedging
instrument purchased or entered into by the Buyer or the Parent in anticipation of the Closing, if the Closing does not occur as a result of the Company's or any Stockholder's failure to satisfy the conditions set forth in Section 8;

provided that, if the Closing occurs, the Stockholders shall not be liable to the Buyer under this Section 10.1 to the extent that such Losses were specifically reserved for on the Current Balance Sheet, and provided further that, if the Closing occurs, the Stockholders shall be liable for such Losses in excess of such reserves, subject to the limitations set forth in this Section 10.

                  10.2 BY THE BUYER AND THE PARENT. The Buyer and the Parent, jointly and severally, hereby indemnify and hold harmless the Stockholders and, if the Closing does not occur, the Stockholders and the Company, from and against all losses in connection with each and all of the following:

                           (a) any misrepresentation or breach of any
representation or warranty made by the Buyer or the Parent in this Agreement;

                           (b) any breach of any covenant, agreement or
obligation of the Buyer or the Parent contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

                           (c) any misrepresentation contained in any statement,
certificate or schedule furnished by the Buyer or the Parent pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

                  10.3 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification under this Section 10, the Buyer, the Company or the Stockholders, as the case may be, seeking indemnification (the "Indemnified Party"), shall promptly notify the Stockholders' Representative (in the case that the Buyer, or, if the Closing occurs, the Company is seeking indemnification) or the Buyer (in the case that the Stockholders or, if the Closing does not occur, the Company is seeking indemnification) (in each case, the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party, (who, in the case of the Stockholders Representative shall have the power and authority to bind all of the Stockholders); provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 10.4 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party as provided in Section 10.4.

                  10.4 DEFENSE. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at the sole cost and expense of the Indemnifying Party (or, in the case of the Stockholders' Representative, at the sole cost and expense of the Stockholders), may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party (or in the case of the Stockholders' Representative, the Stockholders) to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party (or in the case of the Stockholders' Representative, the sole cost and expense of the Stockholders) shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense (or in the case of the Stockholders' Representative, at the expense of the Stockholders). If the Indemnifying Party (or, in the case of the Stockholders' Representative, the Stockholders) thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party (or, in the case of the Stockholders, the Stockholders' Representative) shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

                  10.5 PAYMENT OF INDEMNIFICATION OBLIGATION. The Company and each of the Stockholders hereby agrees that any claim for indemnification by the Buyer, or the Company (if the Closing occurs), under this Section 10 or under any other provision of this Agreement shall be satisfied first from amounts remaining in the Reserve Account in accordance with the Escrow Agreement. To the extent that funds in the Reserve Account are insufficient to satisfy the claim, the amount of the shortfall shall be paid to the Buyer or to the Company (if the Closing occurs), as appropriate, directly by the Stockholders, or by the Stockholders and the Company (if the Closing does not occur), jointly and severally. All indemnification by an Indemnifying Party hereunder (to the extent not satisfied in the manner specified in the preceding sentence), and any indemnification by the Company if the Closing does not occur (to the extent not satisfied in the manner specified in the preceding sentence), shall be effected by immediate payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

                  10.6 SURVIVAL OF REPRESENTATIONS; CLAIMS FOR INDEMNIFICATION.

                           (a) All representations and warranties made by any of
the Parties in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of the Indemnified Party, and continue until 18 months after the Closing Date, and shall not be affected by any examination made for or on behalf of an Indemnified Party, except that (i) the representations and warranties contained in Sections 2, 3.1, 3.2, 3.3, 3.4, 4.1, 4.2 or 4.3 of this Agreement and in any certificate delivered pursuant to this Agreement (insofar as such certificate relates to the representations and warranties contained in such sections) shall survive the Closing and continue without limitation, (ii) the representations and warranties contained in Section 3.15 of this Agreement and in any certificate delivered pursuant to this Agreement (insofar as such certificate relates to the representations and warranties contained in such section) shall survive the Closing and continue until the fourth anniversary of the Closing Date, except for such representations and warranties relating to Aera Corporation, which shall survive the Closing and continue until the third anniversary of the filing of the final Aera Corporation tax return relating to the taxable period up to the Closing, and (iii) the representations and warranties contained in Section
3.18 of this Agreement and in any certificate delivered pursuant to this Agreement (insofar as such certificate relates to the representations and warranties contained in such section) shall survive the Closing and continue until the second anniversary of the Closing Date, except for such representations and warranties relating to Aera Corporation, which shall survive the Closing and continue until the third anniversary of the Closing Date. Any claim asserted in writing prior to the expiration of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied. Any claim not asserted in writing prior to the expiration of the representation or warranty shall expire on the date that such representation or warranty expires, and the Parties hereto covenant not to sue, and not to permit any other Indemnified Party to sue, any Stockholder or the Company (if the Closing does not occur) with respect to any such claims.

                           (b) Notwithstanding anything to the contrary herein:

                                   (i) the Stockholders, and the Company (if the
Closing does not occur), shall not be liable under Section 10.1 unless and until the aggregate Losses exceed Y.24 million, at which point the Stockholders, and the Company (if the Closing does not occur), shall become liable for all of the aggregate Losses; and

                                   (ii) in no event shall the maximum liability
of the Stockholders (or, if the Closing does not occur, the combined maximum liability of the Stockholders and the Company) under Section 10.1 exceed Y.1 billion.

provided that, in each case, such limitation shall not apply to a claim relating to a breach of the representations and warranties set forth in Section 2.

                           (c) The Reserve Account is intended to secure the
indemnification obligations of the Stockholders, and the Company (if the Closing does not occur), under this Agreement. However, subject to the limitation provided in Section 10.6(b)(ii), the rights of the Buyer under this Section 10 shall not be limited to the Reserve Account nor shall the Reserve Account be the exclusive means for the Buyer to enforce such rights.

                           (d) If the Closing occurs, no Stockholder shall have
any right of contribution against the Company with respect to any breach of any of the representations, warranties, covenants or agreements under this Agreement relating to the Company.

         11. POST-CLOSING AGREEMENTS.

                  11.1 PROPRIETARY INFORMATION. The Stockholders agree that from and after the Closing Date:

                           (a) Each of the Stockholders and each of their
Affiliates shall hold in confidence, and shall use their best efforts to have all officers, directors and personnel who continue after the Closing to be employed by any such Stockholder or any Affiliate thereof to hold in confidence, all knowledge and information of a secret or confidential nature with respect to the business of the Company and the Subsidiaries and not to disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by any of the Stockholders.

                           (b) If (i) the employment of an officer, director or
other employee of a Stockholder or any Affiliate thereof, to whom secret or confidential knowledge or information concerning the business of the Company or the Subsidiaries has been disclosed, is terminated and (ii) such individual is subject to an obligation to maintain such knowledge or information in confidence after such termination, the Stockholders shall, upon request by the Buyer, take all reasonable steps at their expense to enforce such confidentiality obligation in the event of an actual or threatened breach thereof. Any legal counsel retained by any such Stockholder in connection with any such enforcement or attempted enforcement shall be selected by such Stockholder, but shall be subject to the approval of the Buyer, which approval shall not be unreasonably withheld.

                           (c) Each Stockholder agrees that the remedy at law
for any breach of this Section 11.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 11.1.

                  11.2 NO SOLICITATION OR HIRING OF FORMER EMPLOYEES. Except as provided by law, for a period of two years after the Closing Date, no Stockholder nor any Affiliate thereof shall (a) solicit any person who was an employee, officer, director, partner or member of either the Company or any of the Subsidiaries on the date hereof or the Closing Date to terminate his employment or other fiduciary relationship with the Buyer (or the Company or any of the Subsidiaries, as the case may be) or to become an employee, officer, director, partner or member of such Stockholder or Affiliate, or (b) hire or enter into a fiduciary relationship with any person who was such an employee, officer, director, partner or member on the date hereof or on the Closing Date.

                  11.3 SEVERANCE AND RETIREMENT PAYMENTS. Within fifteen business days following the Closing, the Company shall make a severance payment to Yoshiyuki Tanaka and a retirement payment to Hisanori Aoyama, in the respective amounts set forth on Schedule 11.3, provided that, in the case of the severance payment, Mr. Tanaka is a statutory auditor of the Company immediately prior to the Closing and that his service as such is terminated effective as of the Closing.

                  11.4 COMPENSATION OF THE CONTINUING DIRECTORS.

                           (a) Following the Closing, (i) each of Nobuo Kawakami
and Tetsuo Yamada (collectively, the "Continuing Directors") shall be a director of the Company, and (ii) each of Hisanori Aoyama and Tetsuo Yamada shall be an employee of the Company, the Buyer or one of such companies' respective affiliates. Each of the Continuing Directors shall serve for a term of two years commencing on the Closing Date, which term will be subject to renewal, on the compensation terms set forth on Schedule 11.4.

                           (b) The retirement reserves that will be applicable
to the Continuing Directors as of the Closing Date is set forth on Schedule
11.4. Following the Closing until such time as the Continuing Directors have been paid their retirement reserves, neither the Company nor the Buyer shall cause any amendment to the Regulations Relating to Officers of the Company that are in effect as of the date of this Agreement in any manner which would adversely affect the Continuing Directors' retirement reserves. Until such time as all of the Continuing Directors have retired and have been paid their retirement reserves by the Company, the Parent shall maintain aggregate cash and cash equivalents, as set forth in the Parent's consolidated financial statements prepared in accordance with GAAP, at least equal to the amount of the retirement reserves not paid to the Continuing Directors as of the date of the financial statements (the "Remaining Reserves"). Compliance with this covenant shall be monitored at the time that the Parent publicly files its quarterly financial statements with the United States Securities and Exchange Commission. For purposes of determining the Parent's compliance with this covenant, the amount of the Remaining Reserves shall be converted into Japanese yen based upon the exchange rate, as quoted by The Wall Street Journal, between the U.S. dollar and the Japanese yen as of the date of the applicable financial statements.

                  11.5 DECEMBER 2001 FINANCIAL STATEMENTS. (a) Following the Closing, the Buyer shall use commercially reasonable efforts to prepare the balance sheet of the Company and the Subsidiaries as of December 31, 2001 and the related statements of income, stockholders' equity, retained earnings and cash flows for the six months then ended (the "December 2001 Financial Statements"). The December 2001 Financial Statements shall be audited by the Company's independent accountants. The Buyer's independent accountants also shall be entitled to review the December 2001 Financial Statements and the performance by the Company's independent accountants of the audit. The Buyer's independent accountants shall be given full access to the information made available to, and work papers of, the Company's independent accountants, as well as such further information as the Buyer's independent accountants shall request in connection with their review. Any comments of the Buyer's independent accountants with respect to the December 2001 Financial Statements shall be addressed or reflected in the audit report prepared by the Company's independent accountants, if the Buyer's independent accountants deem such comments to be relevant to the audit report. The Stockholders covenant and warrant that the audited December 2001 Financial Statements will reflect the following financial results:

                  o Stockholders' equity as of December 31, 2001 not less than the lesser of (a) Y.3.0 billion and (b) the stockholders' equity set forth in the November 2001 Financial Statements; and

                  o        Total Debt as of December 31, 2001 not more than
                           Y.4.3 billion.

In the event of a breach of either prong of the foregoing covenant and warranty, the amount of the shortfall shall be deemed to be a "Loss" for purposes of
Section 10.1 and the Buyer shall be entitled to recovery for such Loss in accordance with Section 10; provided, however, that in the event that neither the stockholders' equity nor the total debt comply with the foregoing, the Buyer shall be entitled to recovery only for the amount of the shortfall in respect of either the stockholders' equity or total debt, at Buyer's option.

                  12. TERMINATION OF AGREEMENT; OPTION TO PROCEED; DAMAGES.

                  12.1 TERMINATION BY LAPSE OF TIME. This Agreement shall terminate at 5:00 p.m. Tokyo Time, on March 31, 2002, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of the Company, the Buyer and the Stockholders' Representative (whose consent shall bind each of the Stockholders).

                  12.2 TERMINATION BY AGREEMENT OF THE PARTIES. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall not have any further obligation or liability to the Stockholders or the Company under this Agreement, and the Stockholders and the Company shall have no further obligation or liability to the Buyer under this Agreement.

                  12.3 TERMINATION BY REASON OF BREACH. This Agreement may be terminated by the Stockholders, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Buyer or the Parent or the failure by the Buyer or the Parent to perform any condition or obligation hereunder. This Agreement may be terminated by the Buyer, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Stockholders or the Company (including those made with respect to, or otherwise relating to, any of the Subsidiaries) or the failure of the Stockholders or the Company to perform any condition or obligation hereunder (including those made with respect to, or otherwise relating to, any of the Subsidiaries) (such a breach or failure of any of the Stockholders or the Company shall be referred to herein as a "Pre-Closing Breach").

                  12.4 OPTION TO PROCEED.

                           (a) In the event of a Pre-Closing Breach by the
Stockholders or the Company, or the inability of the Stockholders to give title, make conveyance or deliver possession of any of the Shares, or the inability of the Stockholders or the Company to satisfy all of the terms and conditions precedent to Closing as set forth in this Agreement, all as herein stipulated, the Buyer may elect by written notice given to the Stockholders' Representative and the Company at or prior to the Closing Date either to (i) terminate this Agreement, or (ii) extend the scheduled Closing Date by 30 days, during which period the Stockholders shall use their best efforts to cure the Pre-Closing Breach, remove all Share Encumbrances, if any, not permitted by the terms of this Agreement, remove all other defects in title, and to deliver possession and good, clear and marketable title to the Shares, and the Stockholders or the Company (as the case may be) shall use their best efforts to satisfy all other conditions to Closing as provided herein, and to make the assets of the Company and the Subsidiaries conform to the provisions herein, as the case may be. If the Stockholders or the Company (as the case may be) are unable, upon expiration of such 30-day period, to cure the Pre-Closing Breach, remove all such encumbrances and defects and to satisfy all such conditions to Closing, the Buyer may elect, by written notice given to the Stockholders' Representative and the Company, to (x) terminate this Agreement, (y) proceed with the Closing, or
(z) extend the Closing Date for an additional 30 days.

                           (b) If the Buyer elects to extend the Closing Date
for an additional 30 days pursuant to clause (z) of paragraph (a) above, the Buyer and the Stockholders' Representative shall, within the 30-day period specified in clause (z) of paragraph (a) above, agree upon the amount of the diminution in the value of the Shares being transferred to the Buyer as a result of the Pre-Closing Breach or the cost to the Buyer of curing the applicable breach, failure or defect (the "Adjustment Amount"), and the Base Price shall be reduced by the Adjustment Amount. The Buyer and the Stockholders' Representative shall use their best efforts to agree upon the Adjustment Amount within such 30-day period; provided, however, that if the Buyer and the Stockholders' Representative cannot agree upon the Adjustment Amount within such 30-day period, the Buyer may terminate this Agreement.

                  12.5 AVAILABILITY OF REMEDIES AT LAW. In the event this Agreement is terminated pursuant to the provisions of this Section 12, the parties hereto shall have available to them all remedies afforded to them by applicable law.

         13. DISPUTE RESOLUTION.

                  13.1 GENERAL. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, including, without limitation, the calculation of the Adjustment Amount, the occurrence of a Pre-Closing Breach or any claims for indemnification under
Section 10 hereof, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 13.

                  13.2 CONSENT OF THE PARTIES. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, or within 30 calendar days after the Closing Date in connection with any dispute in the Adjustment Amount, the dispute will be submitted to arbitration in accordance with Section 13.3 hereof.

                  13.3 ARBITRATION.

                           (a) Either the Parent or the Buyer, on the one hand,
or the Stockholders' Representative or (if the Closing does not occur) the Company, on the other hand, may submit any matter referred to in Section 13.1 hereof to arbitration by notifying the other party hereto and the Escrow Agent, in writing, of such dispute. Within 10 days after receipt of such notice, the Parent and/or the Buyer and the Stockholders' Representative and/or the Company shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the Japan Commercial Arbitration Association ("JCAA"). The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

                           (b) Within 15 days after the designation of the
arbitrator, the arbitrator, the Parent and/or the Buyer and the Stockholders' Representative and/or the Company shall meet, at which time the Parent and/or the Buyer and the Stockholders' Representative and/or the Company shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

                           (c) The arbitrator shall set a date for a hearing,
which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Parent and/or the Buyer and the Stockholders' Representative and/or the Company. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the JCAA; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

                           (d) The arbitrator shall use his best efforts to rule
on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto and the Escrow Agent.

                           (e) The prevailing party in any arbitration shall be
entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration.

                           (f) Any arbitration pursuant to this Section 13.3
shall be conducted in Japanese and shall be located in Tokyo, Japan. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover.

         14. BROKERS.

                  14.1 FOR THE STOCKHOLDERS, THE COMPANY AND THE SUBSIDIARIES. Each of the Stockholders and the Company represents and warrants that no person, firm or corporation has acted in the capacity of broker or finder on its behalf (and, in the case of the Company, on behalf of the Subsidiaries) to bring about the negotiation of this Agreement. The Stockholders jointly and severally agree to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it, the Company or the Subsidiaries by any person acting or claiming to act as a broker or finder on behalf of the Stockholders, the Company or any of the Subsidiaries.

                  14.2 FOR THE BUYER. The Buyer agrees to pay all fees, expenses and compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Buyer agrees to indemnify and hold harmless the Stockholders against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of the Buyer or the Parent.

         15. NOTICES.

                  Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by certified mail, postage prepaid or facsimile, addressed as follows or to such other address of which the parties may have given notice:

                 To the Buyer:            Advanced Energy Japan K.K.
                                          Towa Edogawabashi Building
                                          347, Yamaguki-cho, Shinjuku-ku
                                          Tokyo, Japan
                                          Attn: President
                                          Fax: 81-3-3235-3580

                 To the Parent:           Advanced Energy Industries, Inc.
                                          1625 Sharp Point Drive
                                          Fort Collins, CO 80525
                                          Attn: Chief Executive Officer
                                          Fax: 970-407-6315

                 In each case with        Thelen Reid & Priest LLP
                 copies to (delivery of   333 South Grand Avenue, Suite 3400
                 which copies shall not   Los Angeles, CA 90071
                 constitute notice to     Attn: Carissa C. W. Coze, Esq.
                 the Buyer or the         Fax: 415-369-8633
                 Parent):
                                          and

                                          Mitsui, Yasuda, Wani & Maeda
                                          Akasaka 2.14 Plaza Building
                                          14-32, Akasaka 2-chome, Minato-ku
                                          Tokyo 107-0052
                                          Japan
                                          Attn: Yoshitada Ogiso
                                          Fax: (03) 3224-3455


                 To the Stockholders:     c/o Hisanori Aoyama, as the Stockholders' Representative
                                          13-6, Tamadaira 3-chome
                                          Hino-shi
                                          Tokyo 191-0062
                                          Japan
                                          Fax: 81-42-584-7308

                 To the Company:          Aera Japan Limited
                                          2971-8 Ishikawa-Cho
                                          Hachioji-Shi
                                          Tokyo, Japan
                                          Attn: President
                                          Fax: 81-426-44-2474

                 In each case with        Hatasawa & Wakai
                 copies to (delivery of   Haix Hirakawa-Cho Bld.
                 which copies shall not   10-10, Hirakawa-Cho, 2-Chome
                 constitute notice to     Chiyoda-Ku, Tokyo 102-0093
                 the Stockholders or      Japan
                 the Company):            Attn: Tamotsu Hatasawa
                                          Fax: 81-3-3261-5969

Unless otherwise specified herein, such notices or other communications shall be effective (a) on the date delivered, if delivered personally, (b) five (5) business days after being sent, if sent by registered or certified mail, and (c) upon receipt, if sent by facsimile.

         16. SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Stockholders and the Company, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or Affiliate of the Buyer. Any assignment in contravention of this provision shall be void. No assignment shall release any of the parties hereto from any obligation or liability under this Agreement.

         17. ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS.

                  This Agreement, all Schedules and Exhibits hereto, all agreements and instruments to be delivered by the parties pursuant hereto and the Confidentiality Agreement dated March 19, 2001 by and between the Parent and the Company represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Parent and the Buyer by the consent of their respective Boards of Directors or officers authorized by such Boards, the Company by the consent of its Board of Directors or officers authorized by such Board, and the Stockholders holding a majority of the Shares (who shall have the authority to bind all of the Stockholders) may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Parent, the Buyer, the Company and such majority of the Stockholders.

                  If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

         18. SEVERABILITY.

                  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         19. INVESTIGATION OF THE PARTIES.

                  All representations and warranties contained herein which are made to the best knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof. The "best knowledge" or "awareness" of an entity means the best knowledge of the officers, directors, partners and members of such entity and in the case of the Company, that of the Stockholders.

         20. EXPENSES.

                  Except as otherwise expressly provided herein, the Buyer, the Stockholders and the Company will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. If the Closing occurs, legal fees reasonably incurred by the Stockholders and the Company, up to $300,000 in the aggregate, will be paid by the Company or the Buyer. Any legal fees in excess of $300,000, as well as all other fees and expenses, incurred by the Company or the Stockholders in connection with the transactions contemplated hereby shall be paid by the Stockholders. In no event will any of the fees or expenses incurred in connection with this transaction by the Stockholders or the Stockholders' Representative, including without limitation the fees and expenses of counsel to the Stockholders, be billed to or paid by or secured or guaranteed by the Company or any Subsidiary. Each Stockholder shall be responsible for payment of all income, sales or transfer taxes arising out of the conveyance of the Shares owned by such Stockholder.

         21. LEGAL FEES.

                  In the event that legal proceedings are commenced by the Buyer or the Parent against the Stockholders (or against the Company, if the transactions contemplated hereby are not consummated), or by the Stockholders against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings. The Stockholders shall be jointly and severally liable for their obligations under this Section 21. If the transactions contemplated hereby are not consummated, the Stockholders and the Company shall be jointly and severally liable for their obligations under this Section 21.

         22. PARENT'S COMMITMENT.

                  The Parent hereby agrees to cause the Buyer and the Company (if the Closing occurs) to perform any and all obligations and liabilities provided under this Agreement.

         23. GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of Japan.

         24. SECTION HEADINGS.

                  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

         25. COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                     COMPANY:

                                     AERA JAPAN LIMITED



                                     By:    /s/ Hisanori Aoyama
                                        ----------------------------------------
                                     Name:   Hisanori Aoyama
                                          --------------------------------------
                                     Title:  Representative Director & President
                                           -------------------------------------


                                     BUYER:


                                     ADVANCED ENERGY JAPAN K.K.



                                     By:    /s/ Douglas S. Schatz
                                        ----------------------------------------
                                     Name:   Douglas S. Schatz
                                          --------------------------------------
                                     Title:  Attorney-in-Fact
                                           -------------------------------------


                                     PARENT:

                                     ADVANCED ENERGY INDUSTRIES, INC.



                                     By:    /s/ Douglas S. Schatz
                                        ----------------------------------------
                                     Name:   Douglas S. Schatz
                                          --------------------------------------
                                     Title:  Chief Executive Officer
                                           -------------------------------------


                                     STOCKHOLDERS:


                                       /s/ Hisanori Aoyama
                                     -------------------------------------------
                                     Hisanori Aoyama


                                       /s/ Takenobu Inagaki
                                     -------------------------------------------
                                     Takenobu Inagaki

                                       /s/ Hiroko Aoyama
                                     -------------------------------------------
                                     Hiroko Aoyama


                                       /s/ Nobuo Kawakami
                                     -------------------------------------------
                                     Nobuo Kawakami


                                       /s/ Tetsuo Yamada
                                     -------------------------------------------
                                     Tetsuo Yamada